                                                                   Exhibit 4.2


                            REIMBURSEMENT AGREEMENT


         This REIMBURSEMENT AGREEMENT (the "Agreement") is made and entered into as of February 12, 1996 by and among [i] BANK ONE, KENTUCKY, NA, a national banking association (the "Bank"), [ii] Arbor Health Care Company, a Delaware corporation ("Arbor"), [iii] Marshall Properties, Inc., an Ohio corporation ("Marshall") (Arbor and Marshall shall hereinafter collectively be called the "Borrowers" and individually a "Borrower"), and [iv-x] each of the "Guarantors" more particularly hereinafter defined.

         A. The Borrowers have requested that CAPITAL ONE FUNDING CORPORATION, a Delaware corporation (the "Lender"), make a loan to the Borrowers in the original principal amount of $27,000,000 (the "Loan").

         B. The Lender has agreed to make the Loan provided that it is able to obtain the funds necessary by placing with investors floating rate option notes (the "Notes") of the Lender, which Notes shall be secured by an unconditional, irrevocable, direct pay letter of credit issued by the Bank. Bank One, Columbus, NA, shall act as placement agent for the Notes.

         NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01. DEFINITIONS. The following terms, as used herein, have the meanings set forth below:

         "Accounts" shall have the meaning given it by the Uniform Commercial Code as in effect in the state of Kentucky.

         "Affiliated Person" means any Person directly or indirectly controlling, under common control with, or controlled by, a Person and shall include any officer, director, or record or beneficial owner of 5% or more of any class of outstanding capital stock of a Person. For purposes of the definition of Affiliated Person, "control" when used with respect to any specific Person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

         "Agreement" means this Reimbursement Agreement, as the same may from time to time be amended, supplemented, or extended, including all exhibits hereto and any other documents executed and delivered as a part hereof.

         "Annual Fee" means the Annual Fee payable pursuant to and as defined in Section 2.02 hereof.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

         "Borrower Notes" means the Promissory Note (Series 1996A-1) and the Promissory Note (Series 1996A-2), both executed and delivered by the Borrowers to the Lender, in the aggregate original principal amount of the Loan.

         "Business Day" means a day of the year, other than (i) a Saturday, Sunday or legal holiday on which the Bank is authorized or required by law to close or (ii) a day on which The New York Stock Exchange is closed.

         "Capital Expenditure" means any expenditure that is classified as a capital expenditure under GAAP.

         "Cash Flow" means the sum of net income, interest expense, income tax expense, depreciation expense and amortization expense less the sum of dividends, distributions and $300 per bed assumed capital expenditures for all beds owned or leased by the Borrowers or any of their Subsidiaries.

         "Closing Date" means February 15, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder and any successor provisions to such Sections, regulations or proposed regulations.

         "Commitment Letter" means the Commitment Letter issued by the Bank and accepted by the Borrowers and the Guarantors, dated January 16, 1996.

         "Consolidated" means the consolidation of the accounts of Arbor and its Subsidiaries in accordance with GAAP.

         "Contingent Guarantors" means Alternacare Plus Enterprises, Inc., an Ohio corporation ("Alternacare"), and The Druggist, Inc., an Ohio corporation ("Druggist").

         "Current Assets" means all assets which may properly be classified as current assets in accordance with GAAP.

         "Current Liabilities" means all Liabilities maturing on demand or within 12 months from the date as of which Current Liabilities is to be determined (including, without limitation, amounts due within such 12 months with respect to the principal of or premium, if any, on any indebtedness), and such other obligations and liabilities (including taxes accrued as estimated) as may properly be classified as current liabilities in accordance with GAAP.

         "Date of Issuance" means the date of the issuance of the Letter of Credit.

         "Default Rate of Interest" means a rate per annum equal to the sum of the Index Rate plus 3% (computed on the basis of a year of 360 days and the actual number of days elapsed).

         "Depository" means any security depository that is a clearing agency under federal law operating and maintaining, with participants or otherwise, a book entry system to record ownership of book entry interests in the Notes, and to effect transfers of book entry interests in the Notes in book entry form, and includes and means The Depository Trust Company, New York, New York.

         "Dollars" and the sign "$" mean freely transferable money of the United States of America.

         "Drawing" means any Principal Drawing, Premium Drawing, Remarketing Drawing or Interest Drawing.

         "Effective Date" means the date upon which interest starts to accrue under the Borrower Notes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Environmental Laws" means any and all statutes, laws, regulations, ordinances, rules, judgments, court orders, consent decrees, permits, licenses, binding agreements or other governmental restrictions relating to the protection of health, safety or the environment or the release of any hazardous or medical substances into the environment.

         "Event of Default" means any of the events specified in Article VI of this Agreement, provided that any requirement, if applicable pursuant to the express terms of this Agreement, for the giving of notice or for the lapse of time has been satisfied in connection with such event.

         "Expiration Date" means the date on which the Trustee's right to draw under the Letter of Credit expires, determined as provided therein, and which on the Closing Date of this Agreement shall be February 15, 2003.

         "Fee Increase Event" means the occurrence of either or both of the following: (i) a ratio of Arbor's Consolidated Cash Flow to Consolidated Fixed Charges of less than 1.25 TO 1.0 at any time, or (ii) a ratio of Arbor's Consolidated Liabilities to Consolidated Net Worth of greater than 3.5 TO 1.0 at any time.

         "Fee Increase Event Cure Date" means the next day of June 1, September 1, December 1 and March 1 to occur, following a Fee Increase Event, on which
(i) a ratio of Arbor's Consolidated Cash Flow to Consolidated Fixed Charges is greater than 1.25 TO 1.0, and (ii) a ratio of Arbor's Consolidated Liabilities to Consolidated Net Worth is less than 3.5 TO 1.0, and (iii) no Event of Default has occurred and is existing.

         "Financing Statements" means Uniform Commercial Code 1 financing statements executed by the Borrower and the Bank on the date hereof which are necessary to perfect upon filing a security interest in the tangible and intangible property of the Borrowers provided as security to the Bank for the Letter of Credit.

         "Five Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is sixty months after such Effective Date or Rate Adjustment Date.

         "Fixed Charges" means the sum of current maturities of long term debt (excluding balloon payments due), current portion of capitalized lease obligations, interest expense, and income tax expense.

         "GAAP" means generally accepted accounting principles consistently applied. All accounting terms shall be determined in accordance with GAAP, unless otherwise defined herein.

         "Guarantors" means the Contingent Guarantors and Arbors East, Inc., an Ohio corporation ("Arbors East"), Arbors at Fort Wayne, Inc., an Indiana corporation ("Arbors at Fort Wayne"), Arbors at Toledo, Inc., an Ohio corporation ("Arbors at Toledo"), Home Care Pharmacy, Inc. of Florida, a Florida corporation ("Home Care") and Bay Geriatric Pharmacy, Inc., a Florida corporation ("Bay Geriatric").

         "Guaranty Agreements" means agreements establishing the irrevocable absolute, joint and several guaranty of payment by each of the Guarantors of all of the obligations of each of the Borrowers to Bank resulting from, arising out of, or in connection with, the issuance by Bank of the Letter of Credit, except that the obligations of the Contingent Guarantors under the Guarantor Agreement entered into by them shall not become effective until the occurrence of an Event of Default.

         "Hazardous Substances" means any hazardous or toxic substance or material or other waste as defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), The Oil Pollution Act of 1990 (33 U.S.C.
Section 2701 et seq.) or any other Environmental Law.

         "Holder" or "Holders" means the holder or holders of the Notes.

         "Index Rate" means the annual rate of interest set by the Bank from time to time to establish the annual interest rate applicable to extensions of credit by the Bank which bear interest related to the Bank's Index Rate. The Index Rate is not necessarily the Bank's best or lowest rate of interest. If the Index Rate is not available, the Prime Rate as listed under the Money Rates section in the Wall Street Journal shall be substituted for the Index Rate.

         "Interest Drawing" shall have the definition set forth in the Letter of Credit.

         "Interest Rate" means a rate per annum equal to the sum of the Index Rate plus 1% (computed on the basis of a year of 360 days and the actual number of days elapsed).

         "Interest Rate Option" means the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate. The foregoing Rates are sometimes collectively referred to as the "Interest Rate Options."

         "Lender" means Capital One Funding Corporation, a Delaware corporation.

         "Letter of Credit" means a direct pay irrevocable letter of credit, issued by the Bank at the request of and for the joint and several account of Borrowers, in favor of the Trustee for the benefit of the Holders, as the same may from time to time be reinstated, reconfirmed, reissued or extended, in the form attached hereto as EXHIBIT D.

         "Liabilities" as applied to any Person means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; (vi) mandatorily redeemable preferred stock; (vii) guaranties of indebtedness and
(viii) all other items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined, including, without limitation, obligations of that Person properly treated as capital lease obligations or its equivalent under GAAP.

         "Loan" is defined in paragraph A of the preamble.

         "Maximum Rate" means the maximum interest rate per annum at which the Notes may bear interest, which is 15% per annum.

         "Mortgage Agreements" means the Open-end Mortgage and Security Agreements, the Mortgage and Security Agreements and the associated Assignments of Rents and Leases, dated on or about the date hereof, granting from the applicable Borrower to the Bank a first priority mortgage and security interest in all property, whether real, personal or mixed, constituted by or arising out of the applicable Project Property.

         "Net Worth" of a Person shall, as of any date, mean the total assets of that Person less the total liabilities of that Person as determined in accordance with GAAP for purposes of balance sheet presentation; provided, however, Net Worth shall include no appraisal surplus of any type or depreciation.

         "Notes" means Lender's floating rate option notes.

         "One Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is twelve months after such Effective Date or Rate Adjustment Date.

         "PBGC" is the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means:

                 A. With respect to any property of each Borrower and each Guarantor that is not part of any of the Project Properties:

                          (i) Liens securing taxes, assessments, fees or other governmental charges or levies, or the claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Person;

                          (ii) Liens incurred or deposits made in the ordinary course of business (a) in connection with workman's compensation, unemployment insurance, social security and other similar laws, or (b) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds, or (c) other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances, or the payment of the deferred purchase price of property or (d) liens upon real or personal property which is financed by any lender, including but not limited to Bank;

                          (iii) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of such properties or materially interfere with their use in the ordinary conduct of Borrowers' business; and

                          (iv)    Liens in favor of Bank, and

                 B. With respect to the Project Properties, the liens created by the Security Documents in favor of Bank and any liens that are expressly permitted by the express provisions of the Security Documents.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or trustee thereof or any other entity, fiduciary or organization, including a government or political subdivision thereof.

         "Plan" means any pension or other benefit plan subject to the provisions of ERISA.

         "Pledged Notes" means the Pledged Notes as defined in Section 2.06 hereof.

         "Principal Drawing" shall have the definition set forth in the Letter of Credit.

         "Premium Drawing" shall have the definition set forth in the Letter of Credit.

         "Project Property(ies)" means (i) Arbors at Brandon located at 701 Victoria Street, Brandon, Hillsborough County, Florida 33510, (ii) Arbors at Milford located at 5900 Meadowcreek Drive, Milford, Clermont County, Ohio 45150, (iii) Arbors at Orlando Subacute and Rehabilitation Center located at 1099 West Town Parkway, Altamonte Springs, Seminole County, Florida 32714, (iv) Arbors at St. Petersburg located at 9393 Park Boulevard, Seminole, Pinellas County, Florida 34647, (v) Arbors at Melbourne located at 3033 Sarno Road, Melbourne, Brevard County, Florida 32934, and (vi) Arbors at Tampa located at 2811 Campus Hill Drive, Tampa, Hillsborough County, Florida 33612, all of which are subject to the Mortgage Agreements.

         "Rate Adjustment Date" means the date on which an interest rate, determined on the related Rate Determination Date, applicable to the Borrower Notes becomes effective. In the case of the Weekly Rate, a Rate Adjustment Date shall occur on each Thursday or on such other day as may be necessary as provided in the last sentence of the first paragraph of Section 2.07(d) of this Agreement. Each Rate Election Date shall also be a Rate Adjustment Date.

         "Rate Determination Date" means the day on which the Remarketing Agent determines the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate and the Seven Year Rate, as applicable, for any Rate Period. In the case of the Weekly Rate, the Rate Determination Date for a Rate Period shall be the first or second Business Day next preceding the Rate Adjustment Date or such other day as may be necessary as provided in the last sentence of the first paragraph of Section 2.07(d) of this Agreement. In the case of the One Year Rate, the Three Year Rate, the Five Year Rate and the Seven Year Rate, the Rate Determination Date for a Rate Period shall be a Business Day selected by the Remarketing Agent and occurring not earlier than 15 days and not later than two days prior to the Rate Adjustment Date.

         "Rate Election" means (i) the option to select the interest rate determination method applicable to the Borrower Notes and (ii) in the absence of the exercise of the option referred to in clause (i) of this definition, the automatic conversion of the interest rate determination method applicable to the Borrower Notes to the Weekly Rate.

         "Rate Election Date" means the date on which a Rate Election becomes effective. In the case of a Rate Election from the Weekly Rate, the Rate Election Date shall be the first Business Day of any month. In the case of a Rate Election from the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, the Rate Election Date must be the date upon which the final interest payment is due and payable for that Rate Period.

         "Rate Period" means the period during which a particular Weekly Rate, One Year Rate, Three Year Rate, Five Year Rate or Seven Year Rate, as applicable, determined on a particular Rate Determination Date is effective.
In the case of the Weekly Rate, with the exception (i) if applicable, of the initial Rate Period, (ii) of a Rate Period whose last day is a Rate Election Date or (iii) of a Rate Period whose last day is occasioned by the circumstances described in the last sentence of the first paragraph of Section 2.07(d) of this Agreement, each Rate Period shall commence on a Thursday and end on the following Wednesday or the maturity date of the Borrower Notes, whichever shall first occur. In the case of the One Year Rate, the Three Year Rate, the Five Year Rate and the Seven Year Rate, with the exception, if applicable, of the initial Rate Period, each Rate Period shall commence on the Rate Election Date establishing any such rate, shall continue for the number of months (i.e. 12, 36, 60 and 84) specified in the definition of each such rate and shall end on (but such Rate Period will not include) the next Rate Election Date or the maturity date of the Borrower Notes, whichever shall first occur.

         "Remarketing Agent" means, initially, Bank One, Columbus, NA and its successors and assigns, and any other person appointed and acting as remarketing agent under the Remarketing Agreement.

         "Remarketing Agreement" means the Master Remarketing Agreement dated June 1, 1994 between the Lender and the Remarketing Agent, relating to the remarketing of the Notes, as such agreement may be amended as permitted therein.

         "Remarketing Drawing" shall have the definition set forth in the Letter of Credit.

         "Security Documents" means all documents which on or about the date hereof or at any time hereafter have been delivered by the Borrowers or the Guarantors and/or other Persons that are party thereto to the Bank as security for or to guarantee payment of the Borrowers' obligations hereunder including but not limited to: Borrower Notes, Mortgage Agreements, Guaranty Agreements and Financing Statements, including any amendments, supplements and replacements related thereto.

         "Seven Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is eighty-four months after such Effective Date or Rate Adjustment Date.

         "Stated Amount" means the total amount of the Letter of Credit that is issued by the Bank at the request of and for the account of Borrowers, as reduced by any Principal Drawing or Premium Drawing for which Bank has been fully reimbursed in accordance with the provisions of this Agreement. At the time of issuance of the Letter of Credit, the Stated Amount shall be $27,506,250.

         "Subsidiary" means, with respect to the Borrowers, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned by either of the Borrowers, or by one or more of their Subsidiaries, or by either of the Borrowers and one or more of their Subsidiaries taken together.

         "Three Year Rate" means the fixed rate of interest per annum determined by the Remarketing Agent and in effect for the period commencing on the Effective Date or a Rate Adjustment Date, as applicable, and ending on (but not including) the first Business Day of the month which is thirty-six months after such Effective Date or Rate Adjustment Date.

         "Transaction Documents" means this Agreement, the Security Documents, and any other document or instrument now or hereafter (1) executed, delivered, or otherwise entered into by or on behalf of either of the Borrowers or any of the Guarantors in connection with, or, (2) evidencing, securing, or pertaining to, the Loan, the Notes, or the Letter of Credit, including any amendments, modifications, replacements, or supplements of whatsoever nature to any of them.

         "Trust Agreement" means the Master Trust Indenture II dated June 1, 1994 between the Lender and the Trustee pursuant to which the Trust will be created and the Notes will be issued, as amended as permitted therein.

         "Trustee" means, initially, Bank One Trust Company, N.A. and its successors and assigns, and any other Person appointed and acting as trustee under the Trust Agreement.

         "Weekly Rate" means the rate of interest per annum determined by the Remarketing Agent and generally in effect for a period of one week, subject to adjustment as provided in Section 2.07 of this Agreement.


                                   ARTICLE II
                      AMOUNT AND TERMS OF LETTER OF CREDIT

         Section 2.01.  THE LETTER OF CREDIT.

         (a) The Bank has agreed, upon the terms and conditions set forth herein, to issue the Letter of Credit in favor of the Trustee for the benefit of the Holders under the Trust Agreement and under the Remarketing Agreement.

         (b) The rights of the beneficiary under the Letter of Credit may be transferred only to a successor or substitute Trustee in accordance with the provisions set forth in the Letter of Credit.

         (c) The Stated Amount shall be reduced and reinstated in accordance with the provisions of the Letter of Credit.

         (d) The Letter of Credit shall expire on the Expiration Date, unless sooner terminated in accordance with the terms and conditions contained in the Letter of Credit. The Bank shall not be required to enter into any extension or to otherwise amend, modify or supplement the Letter of Credit; provided, however, the Bank may, in its sole and absolute discretion, extend the Expiration Date upon the written request of the Borrowers made to the Bank on or before ninety (90) days prior to the Expiration Date. Without limitation of the absolute discretion of the Bank to determine whether to extend the Expiration Date, any such extension shall be conditioned upon no Event of Default existing at the time thereof and may be subject to such amendments or modifications to this Agreement and/or any of the Security Documents as are required by the Bank in its sole discretion. In addition, any extension, if granted, shall be subject to payment by Borrowers of an extension fee together with all out-of-pocket expenses, including reasonable attorneys' fees, of the Bank.

         Section 2.02. FEES. (a) The Borrowers shall pay to the Bank on the date of execution of this Agreement and on the date of issuance of any additional Letter of Credit by the Bank, an Issuance Fee of $150. The Borrowers shall also pay a fee of $35 to the Bank for each draw upon the Letter of Credit. In addition, if a successor or substitute Trustee is appointed at any time and the rights of the beneficiaries under the Letter of Credit are transferred to such substitute Trustee, the Borrowers shall pay to the Bank the customary Letter of Credit transfer fee of the Bank.

         (b) The Borrowers shall pay to the Bank on the Date of Issuance a prorated Annual Fee for the period from the Date of Issuance through May 31, 1996. Thereafter, the Borrowers agree to pay the Bank on June 1, 1996 and on each June 1 (for the period of June 1 to and including August 31), September 1 (for the period of September 1 to and including November 30), December 1 (for the period of December 1 to and including the last day of February) and March 1 (for the period of March 1 to and including May 31) and thereafter, until the Expiration Date, an Annual Fee amount to be calculated at the annual rate of one and one-tenth percent (1.10%) TIMES the Stated Amount of the Letter of Credit, as of each May 15, August 15, November 15 and February 15 for the June 1, September 1, December 1 and March 1 Annual Fee payment dates, respectively, TIMES the number of days in the quarterly period divided by 360; provided, however, the Annual Fee will be increased to one and one-half percent (1.50%) of the Stated Amount effective upon the occurrence of a Fee Increase Event beginning with the next date of June 1, September 1, December 1 or March 1 to occur following the Fee Increase Event and continuing thereafter until the first to occur of either (i) a Fee Increase Event Cure Date, or (ii) all obligations of Bank under or with respect to or in connection with the Letter of Credit have been terminated and all of the obligations of Borrowers to Bank under this Agreement have been paid and discharged in full. During the period from the Date of Issuance until May 31, 1996 and, if applicable, if the final quarter in which the Letter of Credit is left outstanding is not a full calendar quarter, the Annual Fee shall be prorated in each case on the basis of a 360-day year.

         The Borrowers hereby acknowledge and agree that if any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or in GAAP, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank, or (ii) impose on the Bank any other condition relating, directly or indirectly, to the Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increase resulting from such event), then the Bank shall be entitled to present to the Borrowers a certificate stating the amount of its increased costs reasonably allocable to the Letter of Credit, and the Borrowers shall immediately pay to the Bank, from time to time as specified by the Bank in such certificate, such additional amounts as shall be sufficient to compensate for such increased cost. The certificate referred to hereinabove shall be conclusive as to the amount stated therein, except for demonstrable mathematical errors.

         (c) In addition to the foregoing, the Borrowers shall pay to the Lender the fees set forth in paragraph 3 of the Borrower Notes.

         (d) All payments of fees under this Agreement or the Security Documents to be made by the Borrowers to the Bank shall be made in immediately available funds. With respect to the payment of the Annual Fee, the Bank shall notify the Borrowers of the amount of such payment not less than ten (10) days prior to the date upon which such payment is due, but failure to provide such notice shall not affect the Borrowers' obligation to make the payment when due.

         Section 2.03.  REIMBURSEMENT AND OTHER PAYMENTS.

         (a) PRINCIPAL, INTEREST OR PREMIUM DRAWING. In the event of any Principal Drawing, Interest Drawing or Premium Drawing, the Borrowers shall be jointly and severally liable to the Bank for the reimbursement to the Bank of all amounts paid by the Bank to duly honor such Drawing and shall immediately on the date of the Principal, Interest or Premium Drawing pay to the Bank or cause the Trustee to pay to the Bank the amount of such Drawing, and failure to so immediately reimburse the Bank shall constitute an Event of Default under this Agreement. Without limitation of the preceding sentence, if such amount is not immediately paid to the Bank, such amount shall constitute a loan to and indebtedness of the Borrowers to the Bank. From the date any amounts become payable under this Section 2.03(a) as a result of a Principal Drawing as honored, an Interest Drawing as honored or a Premium Drawing as honored until payment in full of such amount, the Borrowers shall be obligated to pay interest to the Bank, payable on demand, or, if demand is not made, monthly in arrears on the last day of each month following such Principal Drawing, Interest Drawing or Premium Drawing on any and all such amounts remaining unpaid at the Default Rate of Interest. Accrual of such interest and the acceptance by the Bank thereof on any one or more occasion shall not constitute a waiver of the Event of Default occurring upon the failure of the Borrower to immediately reimburse the Bank for the amount of the Drawing(s) that accrued such interest.

         (b) REMARKETING DRAWING. In the event of any Remarketing Drawing, the amount of such Remarketing Drawing shall constitute a loan to and indebtedness of the Borrowers to the Bank upon the following terms:

                 (i) The amount of any Remarketing Drawing as honored relating to interest under the Borrower Notes shall be immediately due and payable by the Borrowers to the Bank and if such amount is not immediately paid to the Bank, such amount shall bear interest at the Default Rate of Interest from and after the date such amount becomes payable hereunder. Such interest shall be payable upon demand of the Bank, or, if demand is not made, monthly in arrears on the last day of each month.

                 (ii) The amount of any Remarketing Drawing as honored relating to principal under the Borrower Notes shall be repaid from the Borrower Account (as defined below) in semi-annual installments on the dates set forth in
Schedule I of each of the Borrower Notes. The amount paid on each such date shall be the difference between the amount set forth on Schedule I of each of the Borrower Notes and the amount of principal paid under each of the Borrower Notes. The unpaid balance of such amount shall bear interest at the Interest Rate, which interest shall be paid to the Bank monthly in arrears on the first Business Day of each month commencing the month following the month in which the Remarketing Drawing occurs. In the event that following any optional or mandatory tender of Notes the Remarketing Agent does not for any reason remarket all of such Notes, then notwithstanding anything contained in Section
2.07 to the contrary, the Interest Rate Option selected by Borrowers shall be applicable only to that portion of Notes which the Trustee designates as being related to the Borrower Notes. The portion of the outstanding principal amount of each of the Borrower Notes in excess of the amount so designated by the Trustee shall bear interest at the Interest Rate and be paid to the Bank in accordance with the terms of this Section 2.03(b) until such time as the Notes are remarketed.

         (c) MONTHLY PAYMENTS. Notwithstanding any provision of the Borrower Notes to the contrary, Borrowers have agreed to make monthly principal and interest payments to the Bank. All of such payments shall be made not later than the Business Day prior to the day on which interest payments are due and payable under the Borrower Notes. The amount of the interest payments shall be the amount payable under the Borrower Notes, and the amount of each principal payment is set forth on EXHIBITS A-1 AND A-2 attached hereto. Such payments shall be deposited by the Bank into a segregated interest-bearing account (the "Borrower Account"). All payments of principal and interest on the Borrower Notes shall be made from the Borrower Account and Bank is hereby authorized and directed by Borrowers to make all such payments without further instruction.
If at any date provided for in the Borrower Notes for a principal or interest payment there are insufficient funds in the Borrower Account to make such payment, the difference between the amount in the Borrower Account and the payment due shall be immediately due and payable by the Borrower to the Bank and if such amount is not immediately paid to the Bank, the same shall constitute an Event of Default under this Agreement and, without limitation of the foregoing, such amount shall bear interest at the Default Rate of Interest from and after the date such amount becomes payable hereunder. Such interest shall be payable upon demand of the Bank, or, if demand is not made, monthly in arrears as the last day of each month. If any payment of principal or interest is not made within five (5) days of its due date, a late fee equal to 5% of such payment shall be immediately due and payable to the Bank from the Borrowers. The collection of interest and/or late fees by the Bank on any one or more occasions shall not constitute a waiver of the Event of Default arising upon failure by Borrower to make payment to the Bank when due of the amounts with respect to which such interest and late charges accrue.

         (d) INTEREST RATE CHANGES. Any change in the Default Rate of Interest or the Interest Rate resulting from a change in the Index Rate shall be effective on the effective date of the change in the Index Rate. The Default Rate of Interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         (e) FEES AND EXPENSES. The Borrowers hereby agree to pay to the Bank reasonable charges and expenses (including reasonable attorneys' fees) attributable to Borrowers or the Guarantors which the Bank may pay or incur relative to the transfer, drawing upon, change in terms, maintenance, renewal, extension or cancellation of the Letter of Credit or to any payment by the Bank thereunder. The Borrowers hereby agree to pay to the Bank on demand sums equal to any and all amounts which the Bank has paid or incurred (including reasonable attorneys' fees) relative to the Bank's curing of any Event of Default resulting from the acts or omissions of the Borrowers or the Guarantors under this Agreement or under the Security Documents.

         (f) FINAL PAYMENT. Borrowers hereby jointly and severally and absolutely, unconditionally and irrevocably agree to pay all amounts due to the Bank pursuant to the provisions of this Agreement and the Security Documents, including without limitation, amounts payable pursuant to Sections 2.02 and
2.03 hereof, on the Expiration Date, or at such earlier time as may be provided for herein.

         Section 2.04. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the preceding Business Day.

         Section 2.05. SECURITY DOCUMENTS. As security for all of the Borrowers' obligations to the Bank under this Agreement, the Borrowers shall execute and deliver and cause any of the Guarantors to execute and deliver on the date hereof the Security Documents required to be executed and delivered as one of the conditions precedent to the obligation of the Bank to issue the Letter of Credit.

         Section 2.06.  PLEDGE OF REMARKETING NOTES.

         (a) As security for the payment and performance of all obligations of the Borrowers to the Bank hereunder and under the Security Documents, the Borrowers hereby agree that upon the making of a Remarketing Drawing with respect to the Loan, the Trustee shall cause to be registered with the Depository in the name of Lender, as pledgor, and in the name of the Bank, as pledgee, and transferred from the Depository account of Lender to a separate Depository account of the Trustee, as custodian, Notes free and clear of all other liens and encumbrances in an aggregate principal amount equal to the amount of such Remarketing Drawing with respect to the Loan, less (i) any portion of such Remarketing Drawing representing interest on the Notes so purchased, and (ii) the amount the Bank is reimbursed by 2:00 p.m. Louisville, Kentucky time on the date of such Remarketing Drawing (the "Pledged Notes"), and the Borrowers hereby consent to the grant to the Bank of a security interest in the Pledged Notes and in the proceeds thereof. If a Depository is not used, the Borrowers agree that the Remarketing Agent shall deliver such Pledged Notes to the Trustee and the Trustee shall register such Pledged Notes in the name of Lender, as pledgor and in the name of the Bank as pledgee with Lender's endorsement of the Pledged Notes to the order of the Bank, and deliver such Notes to the Bank or its designated custodian.

         (b) The Borrowers further agree to the Trustee's entering into its registration books as the address to which payments of interest with respect to Pledged Notes are to be sent, the Bank's address for notices pursuant to
Section 7.04 hereof as in effect from time to time.

         (c) If the Borrowers shall become entitled to receive or shall receive any Pledged Notes, any payment of interest with respect to the Pledged Notes from the Trustee, or any and all other proceeds thereof, the Borrowers shall accept any such items as the Bank's agent, shall hold them in trust for the Bank, and shall deliver them forthwith to the Bank in the exact form received, with the Borrowers' endorsement to the order of the Bank when necessary, to be held by the Bank, subject to the terms hereof, as security for the payment and performance of all obligations of the Borrowers hereunder and under the Security Documents, except that the Bank shall credit all payments and proceeds received by the Bank directly against the Borrowers' obligations under Sections 2.02 and 2.03 of this Agreement.

         (d) All principal and interest paid on the Pledged Notes shall be retained by the Bank (or if received by a Borrower shall be forthwith delivered by it to the Bank in the original form received) and applied by the Bank to the payment of amounts due the Bank from the Borrowers hereunder and under the Security Documents.

         (e) If Borrowers make or cause to be made to the Bank a prepayment or payment of a Remarketing Drawing pursuant to Section 2.03 hereof, or the Remarketing Agent resells Pledged Notes on behalf of the Borrowers, the Bank agrees to release from the lien of this Agreement and to instruct the Trustee by telephone (confirmed in writing) to cause the appropriate transfer of Pledged Notes on the books of the Depository (or, if a Depository is not used, to deliver to the Borrowers or the Remarketing Agent, as the case may be, Pledged Notes endorsed in blank without recourse) in an aggregate principal amount equal to the amount of such prepayment or payment with respect to principal so made, or the principal amount of the Pledged Notes so resold to the extent that the proceeds of such resale are delivered to the Bank.

         (f) In addition to the rights and remedies granted to the Bank in this Agreement, the Bank shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and such other rights and remedies as are granted to a secured party in similar situations to the extent of the security interest granted under paragraph (a) above. In addition, if Pledged Notes are issued in "book entry form", the Bank shall be a "Registered Pledgee" as defined by, and having the rights designated by Article VIII and
Article IX of the New York Uniform Commercial Code and the Kentucky Uniform Commercial Code.

         (g) The Borrowers shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Notes by the Bank are insufficient to pay all amounts to which the Bank is entitled, including principal and interest as provided herein, and the reasonable fees and expenses of any outside attorneys employed by the Bank to collect such deficiency.

         Section 2.07. INTEREST RATE DETERMINATION UNDER THE BORROWER NOTES. The following provisions shall apply to the determination of the interest rate under the Borrower Notes:

         (a) INTEREST RATE OPTIONS. The Borrower Notes may bear interest at the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, depending upon the Interest Rate Option selected by Borrowers as hereinafter provided. Once an Interest Rate Option is selected, it may be changed only in accordance with the provisions of Section 2.07(c), below.

         (b) SELECTION OF INITIAL INTEREST RATE OPTION. Subject to the provisions of the Borrower Notes, the Borrower Notes shall initially bear interest at the Weekly Rate, and, until another Interest Rate Option is timely and properly selected, shall thereafter bear interest at the Weekly Rate pursuant to Section 2.07(c), below.

         (c) CHANGES IN INTEREST RATE OPTION SELECTED. The Borrowers may jointly elect to change the Interest Rate Option initially selected by making a Rate Election in accordance with the provisions of this Section 2.07(c).
During any Rate Period when the Borrower Notes bear interest at the Weekly Rate or at the conclusion of any Rate Period when the Borrower Notes bear interest at the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, the Borrowers shall have the option to make a Rate Election. The Borrowers may exercise this option by written notice given to the Lender, the Trustee, the Bank and the Remarketing Agent. Such notice shall (i) state the Borrowers' intention to make a Rate Election (specifying the applicable Interest Rate Option selected, which shall be an Interest Rate Option permitted hereunder), (ii) specify the Rate Election Date and (iii) contain the written approval of the Bank; provided, however, that no Rate Election to a One Year Rate, a Three Year Rate, a Five Year Rate or a Seven Year Rate shall be permitted unless, after giving effect to such Rate Election, the term of the Letter of Credit will exceed the term of the proposed Rate Period by at least five days. Such notice shall be given at least 45 days prior to the Rate Election Date. In connection with the Borrowers' Rate Election, the Borrowers may select more than one interest rate determination method and designate the principal amount of the Notes to be affected by each such selection; provided, however, the Borrowers must designate at least $1,000,000 in principal amount of Notes for each interest rate determination method selected. Where Notes bear interest at the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate and the Borrowers decline or fail to make a Rate Election, a Rate Election shall nevertheless be deemed to have been made and the Borrower Notes shall, from and after the end of the Rate Period until another Rate Election is made by the Borrowers and becomes effective, bear interest at the Weekly Rate. In addition, if the Borrower Notes bear interest at the Weekly Rate, a continuation of the Weekly

Rate into the next Rate Period shall not constitute a Rate Election, and neither the Trustee, the Lender nor the Borrowers shall be required to take any action, or give notice or consent, in order to effect the continuation of the Weekly Rate applicable to Borrower Notes. Assuming compliance with the procedures set forth herein and in Section 2.07(d) hereof, the Interest Rate Option selected by a Rate Election shall become effective on the Rate Election Date and shall stay continuously in effect until (i) in the case of the Weekly Rate, the Borrowers make another Rate Election, or (ii) in the case of the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, the conclusion of the Rate Period.

         A Rate Election where the existing Interest Rate Option is continued is a circumstance permitting the optional tender of the Notes which correspond to the Borrower Notes. A Rate Election from one interest rate determination method to another is a circumstance compelling a mandatory tender of the Notes which correspond to the Borrower Notes. A tender of such Notes will cause a Remarketing Drawing.

         (d) DETERMINATION OF INTEREST RATE. For all Rate Periods after the initial Rate Period, the interest rate (i.e. the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, as applicable) shall be determined in the following manner. At or before 5:00 p.m., Louisville, Kentucky time, on each Rate Determination Date, the Remarketing Agent shall determine the interest rate which the Notes shall bear during the next Rate Period. Such interest rate shall be that interest rate which, in the sole and exclusive judgment of the Remarketing Agent (having due regard for the length of the Rate Period, tender options (if any) available to the Holders of the Notes during the Rate Period, prevailing financial conditions and the yields at which comparable securities are then being sold), would equal (but not exceed) the interest rate necessary to enable the Remarketing Agent to sell the Notes (exclusive of accrued interest, if any) on the Rate Adjustment Date at a price equal to one hundred percent (100%) of the principal amount thereof. The interest rate so determined shall be effective on the next Rate Adjustment Date, or if the Rate Determination Date and the Rate Adjustment Date are the same day, then on such day. If Notes bearing interest at the Weekly Rate are tendered during a Rate Period, then the Weekly Rate may be increased (but not decreased) if, in the sole and exclusive judgment of the Remarketing Agent, such an increase in the Weekly Rate is necessary to enable the Remarketing Agent to remarket such Notes (exclusive of accrued interest, if any) at a price equal to one hundred percent (100%) of the principal amount thereof.

         On each Rate Determination Date for the Weekly Rate and on any date on which the Weekly Rate is increased pursuant to the last sentence of the preceding paragraph, the Remarketing Agent shall give the Trustee telephonic notice, promptly confirmed in writing, of the Weekly Rate determined by the Remarketing Agent on such date; provided, however, that such notice need not be given unless the Weekly Rate so determined is different from the Weekly Rate for the preceding Rate Period. The Trustee shall, promptly after having been informed of the Weekly Rate, notify the Borrowers of the Weekly Rate. In the case of the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, the Remarketing Agent shall, by not later than the Business Day following the Rate Determination Date, notify the Trustee of the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, as applicable, determined by the Remarketing Agent. The Trustee shall, within one Business Day after having been so informed, notify the Borrowers of the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, as applicable, determined by the Remarketing Agent.

         (e) CALCULATION OF INTEREST. During any Rate Period when the Borrower Notes bear interest at the Weekly Rate, interest on the Borrower Notes shall be computed on the basis of a 365-day year (366 days during any period containing a February 29) for the actual number of days elapsed during such Rate Period. During any Rate Period when the Borrower Notes bear interest at the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, interest on the Borrower Notes shall be computed on the basis of a 360-day year (consisting of twelve 30-day months) for the actual number of days elapsed during such Rate Period. In no event shall any Weekly Rate, any One Year Rate, any Three Year Rate, any Five Year Rate or any Seven Year Rate exceed the Maximum Rate. All determinations of any Weekly Rate, any One Year Rate, any Three Year Rate, any Five Year Rate or any Seven Year Rate shall be rounded to the nearest one-hundredth of one percent (0.01%) and shall be conclusive and binding upon the Borrowers.


                                  ARTICLE III
                             CONDITIONS OF ISSUANCE

         Section 3.01. CONDITIONS PRECEDENT TO THIS AGREEMENT. The obligation of the Bank to enter into this Agreement is subject to the condition precedent that the Bank shall have received from each Borrower and each Guarantor on or before the date hereof all such documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof), and opinions addressed to the Bank as the Bank may request, including, without limitation, the following, each dated such date and in form and substance satisfactory to the Bank:

         (a) A certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor certifying the accuracy and completeness of copies of the resolutions or actions by unanimous written consent of the executive committee of the board of directors of Arbor and the board of directors of Marshall and each of the Guarantors authorizing or ratifying the execution, delivery and performance of this Agreement and the Security Documents.

         (b) A certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor, certifying the names and true signatures of the officers or other representatives of each Borrower and each Guarantor authorized to sign this Agreement and the Security Documents.

         (c) Certified copies of the articles of incorporation, bylaws or code of regulations and certificate of good standing of each Borrower and each Guarantor.

         (d) Opinions of counsel for the Borrowers and the Guarantors, addressed to the Bank, in substantially the form of Exhibit B hereto.

         (e) Full compliance by the Borrowers and the Guarantors with the conditions of Addendum B to the Commitment Letter.

         (f) Executed copies of this Agreement and all Security Documents and other Transaction Documents required to be delivered as a condition to issuance of the Notes and Letter of Credit.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND GUARANTORS. Each Borrower and each Guarantor hereby represents and warrants to the Bank as follows:

         (a) Each Borrower and each Guarantor is a corporation, duly formed, validly existing and in good standing under the laws of: (i) Delaware in the case of Arbor, (ii) Ohio in the case of Marshall, Arbors East, Arbors at Toledo, Alternacare and Druggist, (iii) Indiana in the case of Arbors at Ft. Wayne and (iv) Florida in the case of Home Care and Bay Geriatric. Each Borrower and each Guarantor has the corporate power to own its properties and assets, to carry on the businesses in which it is engaged, and to execute and perform this Agreement and all Security Documents and other Transaction Documents to be executed by it, and is duly qualified to do business in all jurisdictions where such qualification is necessary or advisable. All of the capital stock of Marshall and each Guarantor is owned by Arbor. Arbor has no Subsidiaries except Marshall and the Guarantors. None of Arbor's Subsidiaries has any Subsidiaries.

         (b) The execution, delivery and performance by each Borrower and each Guarantor of this Agreement and the execution and delivery of all Security Documents and other Transaction Documents to which any Borrower or any Guarantor is a party, have been duly authorized by all requisite action of each Borrower and each Guarantor and will not violate any provisions of law or of the respective articles of incorporation, charter or bylaws of the Borrowers or the Guarantors, or any amendments thereto; will not be in conflict with, result in a breach of, or constitute a default under, any agreement to which any of the Borrowers or the Guarantors, respectively, is a party or any order, writ, injunction or decree of any court or governmental instrumentality; and will not result in the creation or imposition of any lien, charge or encumbrance upon any property of any of the Borrowers or the Guarantors other than as created by the Transaction Documents.

         (c) No registration with, notice to, consent or approval of any third party, including any governmental agency of any kind, is required for the due execution and delivery of, or for the enforceability of, this Agreement or any other Transaction Document. The Person(s) executing and delivering this Agreement and the other Transaction Documents on behalf of each Borrower and each Guarantor has been duly authorized to do so, and this Agreement and the applicable Transaction Documents are legally binding upon each Borrower and each Guarantor and are enforceable in accordance with their terms.

         (d) No litigation or proceeding is pending or threatened in any court or before any administrative agency, federal, state or local, involving [i] any of the Project Properties, or [ii] any Borrower or any Guarantor, and which, if determined adversely to Borrowers or Guarantors, would be material to the business operations or financial condition of the Borrowers and the Guarantors taken as a whole.

         (e) Arbor's Consolidated financial statements for the period ending September 30, 1995, heretofore furnished to Bank, have been prepared in accordance with GAAP. Since the date thereof, there has been no material adverse change in [i] any of the Project Properties, or [ii] any Borrower's or Guarantor's financial condition, other properties or businesses that would be material to the financial condition of Borrowers and Guarantors taken as a whole which has not been disclosed in writing by Borrower or Guarantor to Bank. Borrowers and Guarantors have no reason to believe that the fair market values of the respective Project Properties subject to the appraisals delivered pursuant to the conditions of the Commitment Letter are less than the fair market value thereof determined by the appraisals.

         (f) Each Borrower and each Guarantor has obtained all governmental, administrative and other licenses, permits and other authorizations required by law to be obtained or made in order to permit the operation of the Borrower's and the Guarantor's operations, including the Project Properties, and as are necessary to the carrying on of its businesses, except for Medicare and Medicaid provider certifications for the Project Property located in St. Petersburg, Florida, and except for any other authorizations or filings which are not currently so required and which, in the reasonable judgment of the Borrower or the Guarantor, as applicable, can be obtained or made without difficulty prior to the time so required. Attached to this Agreement as SCHEDULE 4.01(f) is a listing, by facility, of the number and type of beds for which each Project Property is licensed under the law of the state in which the Project Property is located and the number of beds certified for Medicaid and Medicare participation by Project Property and category. Each Borrower and each Guarantor is in material compliance with all laws and regulations, including without limitation all environmental, occupational safety and health, and workers' compensation laws and regulations, applicable to [i] the Project Properties, and [iii] its other businesses where failure to comply would have a material adverse effect on the business or financial condition of Borrowers and Guarantors taken as a whole. No Borrower has received any notice from, or has any knowledge of any notice received by any other Person from, any governmental or public body, agency or instrumentality alleging that either [i] any Project Property is operating under any deficiencies except such as customarily are likely to be cited from time to time by agencies regulating nursing homes and sub-acute care facilities similar to the Project Properties operated by prudent management in accordance with sound management practices (none of which are believed by Borrowers to be material or not susceptible to cure prior to the date when material penalties would attach), or [ii] the operation of any of the Project Properties otherwise is not in substantial compliance with regulations affecting their respective operations and licenses. Each Borrower participates in the Medicare and Medicaid programs for each of the Project Properties owned by it and is presently in compliance in all material respects with the terms of any of its provider agreements with such programs, except that application for Medicare and Medicaid provider certification with respect to the Project Property located in St. Petersburg, Florida has been made but may not yet have been received.

         (g) Each Borrower and each Guarantor possesses all trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade name rights, copyrights and approvals which, in its reasonable judgment, are required to conduct its business as now conducted without conflicting with the rights of others.

         (h) Neither of the Borrowers nor any Guarantor is a party to or bound by any agreement, contract, instrument or understanding or commitment of any kind or subject to any corporate or other restriction, the performance or observance of which by Borrowers and Guarantors now has or, as far as Borrowers and Guarantors can reasonably foresee, will have a material adverse effect, financial or otherwise, upon [i] any of the Project Properties, or [ii] the assets and businesses of Borrowers and Guarantors taken as a whole. Neither of the Borrowers nor any Guarantor, nor any other Person party to a contract or agreement material to the financial condition or operations of Borrowers and Guarantors taken as a whole, is, to the knowledge of Borrowers and Guarantors, in default thereunder, and to the knowledge of Borrowers and Guarantors no event has occurred thereunder which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

         (i) Neither of the Borrowers nor any Guarantor has incurred any material accumulated funding deficiency as defined in ERISA and the regulations promulgated thereunder and no Reportable Event has occurred with respect to any Pension Plan involving any Borrower or Guarantor nor has The Pension Benefit Guaranty Corporation asserted that any Borrower or Guarantor has incurred any material liability in connection with any such pension plans nor has any lien attached nor any Person threatened to attach a lien on any property of any Borrower or Guarantor as a result of either Borrower's or any Guarantor's failure to comply with ERISA or regulations promulgated thereunder.

         (j) Except as previously disclosed to the Bank in writing, each Borrower and each Guarantor has filed all material Federal, state and local tax returns required to be filed and has paid all taxes shown to be due on such returns, and has made provision for all material liabilities not so paid or accrued under returns not yet due. Except as previously disclosed to the Bank in writing, neither of the Borrowers nor any Guarantor has any knowledge of any material pending assessments or adjustments to its taxes payable with respect to any year.

         (k) Neither of the Borrower's nor any Guarantor's obligations under this Agreement and the Security Documents are subordinate in any manner to any other obligation of either Borrower or any Guarantor.

         (l) There is no claim, action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, at law or in equity, before or by any judicial or administrative court, governmental agency, public board or body, pending or, to the best of each Borrower's and Guarantor's knowledge, threatened against or adversely affecting, or adversely involving either (a) the Project Properties, or (b) the material properties or businesses, or any securities of the Borrowers or the Guarantors nor, in the case of this subsection (b), to the best of each Borrower's and Guarantor's knowledge, is there any basis therefor, (i) contesting the existence or powers of any Borrower or Guarantor or the authority of their respective directors or officers, or (ii) wherein an unfavorable decision, ruling or finding would in any way materially adversely affect Borrowers' and Guarantors' ability taken as a whole to carry out their obligations under this Agreement or the Security Documents.

         (m) The transactions contemplated by this Agreement, including the grant by Borrower to the Bank of a security interest in the Pledged Notes pursuant to Section 2.06 hereof, and the transactions contemplated by the Security Documents have not been entered into by any of the Borrowers or Guarantors in contemplation of the Borrowers' or Guarantors' insolvency nor have such transactions been entered into with the intent to hinder, delay or defraud the equity holders or the creditors of either Borrower or any Guarantors.

         (n) Neither any Borrower nor any Guarantor is regularly engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

         (o) To each Borrower's and Guarantor's knowledge with respect to environmental matters: (a) no Hazardous Substances, except biomedical waste disposed of in the ordinary course of business and in compliance with all Environmental Laws, have been placed on or otherwise used on the Project Properties; (b) no activities or operations have been, are now, or will be in the future conducted except in compliance with all Environmental Laws; and (c) no notice or other communication has been received from any governmental authority which is in any way related to the actual or possible presence of Hazardous Substances, except biomedical waste disposed of in the ordinary course of business, on the Project Properties, or the actual or possible violation of any Environmental Law.

         (p) This Agreement and the other Transaction Documents, including any certificate or other document furnished to Bank by or on behalf of any Borrower or Guarantor pursuant to any

Transaction Document do not contain, and will not contain, as of the date thereof in each case, any untrue statement of a material fact or omit to state or will omit to state, as of the date thereof in each case, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to any Borrower or any Guarantor which, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting [i] any of the Project Properties, or [ii] the condition, business or affairs of the Borrowers and the Guarantors taken as a whole or their respective properties and assets considered as an entirety which have not been disclosed herein or in written materials delivered to the Bank in connection with the negotiations for the Commitment Letter.

                                   ARTICLE V
                     COVENANTS OF BORROWERS AND GUARANTORS

         Section 5.01. FINANCIAL STATEMENTS. (a) Arbor shall furnish to the Bank as soon as practical at the end of each fiscal quarter except the last fiscal quarter in each fiscal year and in any event within 45 days thereafter, internal Consolidated financial statements for Arbor and its Subsidiaries for the immediately preceding quarter, which shall be in reasonable detail and in a form acceptable to the Bank. Such statement shall be certified by an officer of Arbor as being true, complete and accurate in all material respects. On each occasion on which Arbor is required to furnish internal financial statements to the Bank pursuant to this Section 5.01(a), Borrowers shall also furnish to the Bank a certificate in form satisfactory to the Bank ("Compliance Certificate") that it has reviewed the provisions of the Transaction Documents and, after reasonable investigation, has no knowledge of the occurrence of any event or condition which either constitutes or with the lapse of time or giving of notice or both would constitute an Event of Default, or if either Borrower has such knowledge, specifying such event or condition and what action such Borrower has taken, is taking or proposes to take with respect thereto, and demonstrating in reasonable detail compliance (or non-compliance, as the case may be) at the end of such accounting period with the financial covenants set forth in the Transaction Documents. Arbor shall also furnish promptly to the Bank such other information respecting the business, properties, condition or operations, financial or otherwise, of any Borrower or Guarantor as the Bank may reasonably request.

         (b) As soon as available after the last day of each fiscal year, and in any event within one hundred twenty (120) days thereafter, Arbor shall furnish to the Bank Consolidated financial statements for such fiscal year, audited by a CPA firm acceptable to the Bank, all in reasonable detail. The Borrowers shall also furnish promptly to the Bank such other information respecting the business, properties, condition or operations, financial or otherwise, of any Borrower or Guarantor, as the Bank may reasonably request.

         (c) Promptly following any requests made by the Bank from time to time, the Borrowers shall provide to the Bank for each of the Project Properties a copy of the current nursing home license and copies of the most recent surveys for the nursing home license and the Medicare and Medicaid certifications. In addition, each year, the Borrowers shall provide to the Bank, promptly upon request of Bank made at any time, a copy of the most recent annual cost reports for the Medicare and Medicaid Programs.

         Section 5.02. NOTIFICATION OF CERTAIN ADVERSE EVENTS. The Borrowers shall promptly notify Bank if either Borrower learns of the occurrence of (i) any event which constitutes an Event of Default, together with a detailed statement by a responsible officer of either Borrower of the steps being taken to cure the effect of such Event of Default; or (ii) the receipt of any notice or the taking of any other action by the holder of any promissory note, debenture or other evidence of indebtedness of either Borrower or of any security (as defined in the Securities Act of 1993, as amended) of either Borrower with respect to a claim of default, together with a detailed statement by a responsible officer of either Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrowers are taking or propose to take with respect thereto; or (iii) any legal, judicial or regulatory proceedings affecting either Borrower, or any of the properties of either Borrower in which the amount involved is material and is not covered by insurance and which, if adversely determined would have a material adverse effect on either [a] the Project Properties, or [b] the operations or financial condition of Borrowers and Guarantors taken as a whole; or (iv) any dispute between either Borrower or any Guarantor and any governmental or regulatory body or any other Person which, if adversely determined would have a material adverse effect on either [a] the Project Properties, or [b] the operations or financial condition of Borrowers and Guarantors taken as a whole or (v) any material adverse claim relating to any license or other authorization for Borrowers to operate the Project Properties as health care facilities, or any material change in the manner, method or procedure of Medicare reimbursement or Medicaid reimbursement in the states of Florida or Ohio, or notice from any governmental or public body, agency or instrumentality that any of the Project Properties or Borrowers are proposed to be excluded, suspended or debarred from any governmental health care program, alleging that any of the Project Properties is operating under any deficiencies which have not been cured by, or cannot be cured by, the Borrowers in sufficient time to prevent a revocation of any necessary license or authorization, or advising that any of the Borrowers, in operating the Project Properties, is not in compliance with statutes or regulations affecting its operations, including statutes and regulations under the Medicare and Medicaid programs; or (vi) any event or condition having a material adverse effect on either [a] any of the Project Properties, or [b] the operations or financial condition of Borrowers and Guarantors taken as a whole.

         Section 5.03. KEEP BOOKS. Each Borrower and each Guarantor shall keep true and proper books of records and accounts in which full and correct entries are made of all business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

         Section 5.04. INSPECTION OF BOOKS. Upon request by the Bank, each of the Borrowers and Guarantors shall make available for inspection during normal business hours, to the Bank or its duly authorized representatives, any of its books and records and shall furnish to the Bank any information regarding its business affairs and financial condition including copies of any contracts entered into by that Borrower or Guarantor within a reasonable time after receipt of written request therefor.

         Section 5.05. AMENDMENT OF ANY OTHER DOCUMENT. Without the prior written consent of the Bank, neither of the Borrowers nor any Guarantor shall enter into or consent to any amendment or modification of the Letter of Credit or any Security Document. Neither of the Borrowers nor any Guarantor shall enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any Security Document or under any instrument or document delivered or to be delivered by it or them hereunder or in connection herewith.

         Section 5.06. AFFIRMATIVE AND NEGATIVE COVENANTS. Unless the prior written consent of the Bank is first received, each of the Borrowers and Guarantors shall comply with those affirmative and negative covenants applicable to them, respectively, contained on Exhibit C hereto, which are hereby incorporated herein by reference.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

         Section 6.01. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder:

         (a) The Borrowers shall fail to pay when due, or within three (3) Business Days after written notice from Bank in each case (except that no written notice shall be required under this Section 6.01(a) if the written notice required under this Section 6.01(a) already had been given on two (2) or more occasions during the twelve month period immediately preceding the due date of the late payment at issue), any amount payable pursuant to Section 2.03 hereof; provided, however, any payment not made promptly on the date when due shall accrue interest at the Default Rate of Interest; or

         (b) The Borrowers shall fail to pay when due, and such failure to pay shall continue for ten (10) Business Days after notice thereof, any amount, other than pursuant to Section 2.03 hereof, payable by the Borrowers to the Bank hereunder or under any Transaction Document; or

         (c) The Borrowers shall fail to furnish any financial statements or other information required by Section 5.01 when required by Section 5.01 and such failure shall continue for thirty (30) days after notice thereof; or

         (d) Either of the Borrowers or any Guarantor shall fail to perform or observe any of the terms, covenants or agreements to be performed or observed by any Borrower or any Guarantor as set forth in this Agreement including but not limited to those contained in Article V of and EXHIBIT C to this Agreement (other than the failures described in subsections (a), (b) and (c) of this Section 6.01), and any such failure shall continue for thirty (30) days after written notice given to Borrowers; or

         (e) Either of the Borrowers or any Guarantor shall be in default (following any applicable requirement for notice and/or opportunity for cure provided in the Security Document governing such default) under any of the Security Documents; or

         (f) Any representation or warranty made by either of the Borrowers or any of the Guarantors (or any of their officers, managers or partners) herein or in any Security Document or in any of the other Transaction Documents delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

         (g) Either of the Borrowers or any of the Guarantors, pursuant to or within the meaning of any Bankruptcy Law:

                 (i)      commences a voluntary case; or

                 (ii) consents to the entry of an order for relief against it in an involuntary case; or

                 (iii) makes a general assignment for the benefit of its creditors; or

                 (iv) admits in writing that it is or they are unable to pay debts as the same become due; or

         (h) A court of competent jurisdiction enters an order or decree under any Bankruptcy law that:

                 (i) is for relief against either of the Borrowers or any of the Guarantors in an involuntary case; or

                 (ii) orders the liquidation of either of the Borrowers or any of the Guarantors, and the order or decree remains unstayed and in effect for 60 days; or

         (i) Either of the Borrowers or any of the Guarantors shall be in default beyond any applicable cure or grace period under any other obligation to the Bank or to Bank One, Lima, NA.

         (j)     Any revocation or termination of a Guaranty Agreement.

         (k) Either (a) the lapse of any license or Medicare or Medicaid certification as to any portion of any of the Project Properties, other than decertifications at the request of the Borrowers in the ordinary course of business that are consistent with all applicable licenses and certificates of need and permitted under applicable governmental rules and regulations, or (b) any substantial curtailment of the number of beds in operation in any of the Project Properties for any reason, for a period of more than 90 days in any calendar year in each case.

         Section 6.02. REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing and shall not have been specifically waived pursuant to Section 7.03 hereof, the Bank at its option may do any one or more of the following:

         (a) Notify the Trustee to draw so much of the Letter of Credit as is necessary to repay the Notes which relate to the Loan and all accrued interest thereon in full;

         (b) Declare the principal of all amounts owing under this Agreement and the Security Documents (including any amounts drawn under the Letter of Credit as the result of a notice from the Bank to the Trustee as provided in subparagraph (a) above) and all other indebtedness of the Borrowers to the Bank, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

         (c) Exercise any and all of its rights under the Security Documents, or otherwise as a secured creditor, including, without limitation, foreclosing on any security, and exercising any other rights with respect to security whether under the Security Documents or any other agreement or as provided by law, all in such order and in such manner as the Bank in its sole discretion may determine;

         (d) If the Letter of Credit has not been fully drawn against, Bank shall be entitled to hold all cash proceeds (in an amount not to exceed the sum of the undrawn amount of the Letter of Credit plus any drafts drawn against the same and paid by Bank for which Bank has not been fully reimbursed, including interest thereon, plus Bank's estimate of the expenses, including reasonable attorney's fees, incurred or likely to be incurred in realizing on the collateral for the Letter of Credit and extinguishing the obligations arising out of the Letter of Credit) from the exercise of such remedies, including from the collateral, in a non-interest bearing cash collateral account until such time as the Letter of Credit is either fully drawn against or surrendered and terminated and all expenses incurred by Bank in connection therewith have been paid, and Bank shall be entitled to charge said cash collateral account at any time and from time to time after an Event of Default for the expenses of realizing on the collateral and for the other obligations (including, without limitation, reasonable attorneys fees);

         (e) All of the rights and remedies upon occurrence of an Event of Default shall be cumulative to the greatest extent permitted by law and shall be in addition to all those rights and remedies afforded at law or in equity or bankruptcy; and

         (f) Borrowers shall cooperate in all reasonable respects with Bank in the Bank or its designee or assignee making any application for any and all licenses, permits and governmental approvals and in effectuating a transfer of medical and other records as may be necessary for Bank to exercise such remedies.


                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.01. PAYMENTS AND COMPUTATIONS. The Borrowers shall make their payments due under this Agreement not later than 2:00 p.m. (Louisville, Kentucky time) on the date when due in lawful money of the United States of America to the Bank at its address referred to in Section 7.04 hereof in immediately available funds. The Borrowers hereby authorize the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against the Borrowers' accounts with the Bank any amount so due. Except as otherwise specifically provided in this Agreement, computations of interest and fees hereunder shall be made by the Bank on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) elapsed.

         Section 7.02. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers and the Guarantors under this Agreement shall be joint and several and absolute, unconditional (except that the obligations of the Contingent Guarantors under the Guaranty Agreement executed and delivered by them are conditioned upon the occurrence of an Event of Default) and irrevocable, and all amounts payable by the Borrowers hereunder shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

         (a) any lack of validity or enforceability of the Letter of Credit; or

         (b) any amendment, waiver of or consent to departure from any or all of the provisions of this Agreement or any or all of the Security Documents or other Transaction Documents unless given pursuant to Section 7.03 hereof; or

         (c) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any Holder, the Trustee, the Bank, any beneficiary or any transferee of the Letter of Credit, or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting, or any other Person, whether in connection with this

Agreement, the transactions contemplated herein or in the Security Documents or any unrelated transaction; or

         (d) in the absence of willful misconduct by the Bank or their officers or employees, any statement or any other document presented hereunder or with respect to or under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

         (e) payment by the Bank to the Trustee under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

         (f) any non-application or misapplication by the Trustee of the proceeds of any drawing on the Letter of Credit.

         Section 7.03. AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrowers or Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 7.04.  NOTICES   Except as otherwise provided herein, whenever
notice is required to be given pursuant to the provisions hereof, such notice shall be in writing (including facsimile transmission) and shall be given as follows:

        (a)      if to the Borrowers
                 and Guarantors:            Arbor Health Care Company
                                            1100 Shawnee Road, Box 840
                                            Lima, Ohio  45802-0840
                                            Attn:  William W. Wondolowski

                 with a copy to:            Arbor Health Care Company
                                            1100 Shawnee Road, Box 840
                                            Lima, Ohio 45802-0840
                                            Attn:  Brad C. Roush

        (b)      if to the Bank:            Bank One, Kentucky, NA
                                            416 West Jefferson Street
                                            Louisville, Kentucky  40202
                                            Attention: Dennis P. Heishman
                                                           Senior Vice President
                 with a copy to:            Bank One, Kentucky, NA
                                            416 West Jefferson Street
                                            Louisville, Kentucky  40202
                                            Attention:  Legal Department

        (c)      if to the Trustee:         Bank One Trust Company, N.A.
                                            100 East Broad Street
                                            Columbus, Ohio  43271-0181
                                            Attention:  Victoria Pavlick

or to such other address as any Person listed in this Section may hereafter specify for the purpose by written notice to each other Person listed in this Section. Each such notice shall be effective and conclusively deemed received
(i) if given by facsimile transmission, when such facsimile is transmitted and the original copy of such notice is deposited in the U.S. mail, first class postage prepaid, addressed as aforesaid, (ii) if given by certified or registered U.S. mail, when confirmation of delivery is received or when notice of refusal to accept delivery is received or (iii) if hand delivered, when delivered at the address specified in this Section.

         Section 7.05. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, unless as permitted under Section 7.03 hereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 7.06. ACCOUNTING TERMS. All accounting terms not specifically defined herein or in Exhibit C hereto shall be construed in accordance with GAAP.

         Section 7.07. COMPUTATIONS. Where the character or amount of any asset, liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

         Section 7.08.  INDEMNIFICATION.

         (a) The Borrowers hereby agree jointly and severally to indemnify and hold the Bank and its respective officers, directors, shareholders, employees, agents and servants, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees or expenses to the extent permitted by law) which the Bank may incur or which may be claimed against the Bank by any Person, by reason of or in connection with this Agreement and the payment or failure to make lawful payment under the Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify the

Bank pursuant to this Section 7.08 for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Bank's willful misconduct. If any action, suit or proceeding arising from any of the foregoing is brought against the Bank or any other Person indemnified pursuant to this Section 7.08, then the Borrowers, to the extent and in the manner directed by the Bank, will resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Person or Persons indemnified or intended to be indemnified (which counsel shall be reasonably acceptable to the Borrowers).

         (b) The Borrowers also hereby agree jointly and severally to indemnify and hold the Bank and its respective officers, directors, shareholders, employees, agents and servants, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees or expenses to the extent permitted by law) which the Bank may incur or which may be claimed against the Bank by any Person relating to (i) the actual or threatened discharge of any Hazardous Substance on or from any of the Project Properties, including any costs of removal or remedial action taken with respect to the presence of any Hazardous Substance on or emanating from any of the Project Properties; and (ii) any other environmental matter affecting any of the Project Properties within the jurisdiction of any governmental agency.

         (c) The indemnifications in this Section 7.08 shall survive the termination of this Agreement.

         Section 7.09. COSTS, EXPENSES AND TAXES. The Borrowers agree jointly and severally to pay on demand such costs and expenses (including reasonable attorneys' fees) reasonably incurred by the Bank in connection with the preparation, issuance, delivery, filing and recording of this Agreement and the Security Documents as are specified in the Commitment Letter. In addition, the Borrowers shall jointly and severally pay all costs and expenses, including reasonable attorneys' fees, in connection with the administration and enforcement of this Agreement and the Security Documents and such other documents which may be delivered in connection with this Agreement and the Security Documents. In addition, the Borrowers shall jointly and severally pay any and all stamp and other taxes and fees payable or determined to be payable by the Bank in connection with the execution, delivery, filing and recording of this Agreement and the Security Documents, and the Borrowers agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 7.10.  SETOFF.   In addition to any rights and remedies of the
Bank provided by law, the Bank shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each of the Borrowers to the extent permitted by applicable law, on the occurrence of any Event of Default, to set off and apply against any indebtedness, whether matured or unmatured, of the Borrowers to the Bank, any amount owing from the Bank to the Borrowers (whether matured or unmatured), at or at any time after the happening of any such

Event of Default, and such right of setoff may be exercised by the Bank against the Borrowers or against a debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of either of the Borrowers, or against anyone else claiming through or against either of the Borrowers or such debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of set off shall not have been exercised by the Bank before the occurrence of any such Event of Default. The Bank agrees promptly to notify the Borrowers after any such setoff and application made by the Bank, PROVIDED THAT failure to give such notice shall not affect the validity of such setoff and application.

         Section 7.11. FURTHER ASSURANCES. Each Borrower and each Guarantor agrees to do such further acts and things and to execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

         Section 7.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 7.13. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantors and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns. The Bank may assign to any financial institution all or any part of, or any interest (undivided or divided) in, its rights and benefits under this Agreement, and to the extent of that assignment such assignee shall have the same rights and benefits against the Borrowers and the Guarantors hereunder as it would have had if such assignee were the Bank.

         Section 7.14. SEVERABILITY. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and Federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement are found by a court of competent jurisdiction to be in violation of any applicable local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force and effect to the fullest possible extent, that the remainder of this Agreement shall be construed as if such provision or provisions were not contained herein and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

         Section 7.15. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kentucky. The parties hereto consent to and by this Agreement submit themselves to the personal jurisdiction of the Circuit Court of Jefferson County, Kentucky and the United States District Court for the Louisville Division of the Western District of Kentucky sitting in Louisville, Kentucky for the purposes of any judicial proceedings which are instituted with respect to any matter arising under this Agreement, or any of the Security Documents or any other agreement, instrument or note related hereto. The parties agree that venue is proper in said jurisdiction.

         Section 7.16. HEADINGS. Section headings and captions in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

         Section 7.17. TERMINATION. The Borrowers' and Guarantors' obligations under this Agreement (except the obligations set forth in Sections 2.03, 7.08 and 7.09 of this Agreement and the obligation to pay fees when due under Section 2.02 of this Agreement, all of which shall survive the termination of this Agreement) shall terminate upon the Expiration Date.

         Section 7.18 TIME OF ESSENCE. Time shall be of the essence in the performance of all the obligations of Borrowers and Guarantors under the Transaction Documents.

         Section 7.19 ENTIRETY OF AGREEMENT. This Agreement and the other Transaction Documents contain the final, complete and exclusive agreement of the parties pertaining to their its subject matter and supersede all prior written and oral agreements pertaining thereto except to the extent expressly otherwise provided herein with respect to the Commitment Letter.

         Section 7.20 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall inure to the benefit and responsibility of the parties hereto, their successors and assigns (but only to the extent such assignment is permitted herein) and shall not benefit or affect any third party.

         Section 7.21 CONSTRUCTION OF PROVISIONS. Each covenant by either Borrower or any Guarantor contained in this Agreement and the other Transaction Documents shall be construed without reference to any other such covenant, and any determination of whether either Borrower or any Guarantor is in compliance with any such covenant shall be made without reference to whether either Borrower or any Guarantor is in compliance with any other such covenant. In the event of any conflict between or among the provisions as contained in one Transaction Document and other provisions contained in the same or one or more other Transaction Documents, Bank shall be entitled to resolve the conflict by selecting which provision shall be applicable.

         Section 7.22 EXISTENCE OF FACTS UNDERLYING CONDITIONS. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and the Bank shall, at all times, be free independently to establish to its reasonable satisfaction and in its reasonable discretion such existence or nonexistence.

         Section 7.23 RELEASE OF COLLATERAL. Anything contained in this Agreement, the Security Documents or any of the other Transaction Documents to the contrary notwithstanding, Bank agrees to enter into a release (each a "Release" and collectively, the "Releases") of one, and only one, Project Property selected by Borrower but subject to the approval of the Bank following each date (each a "Release Date") that the Stated Amount of the Letter of Credit has been permanently reduced to $21,500,000, $16,000,000, $11,250,000,
$7,250,000 and $3,250,000, respectively, and no draft has been drawn against the Letter of Credit which has not been fully reimbursed, expressly subject in the case of each Release to each of the following covenants and conditions having been performed and fulfilled to the satisfaction of Bank:

         [i]      Borrowers shall have made a written request to Bank for the
Release on or after the applicable Release Date;

         [ii]     No Event of Default, or circumstance or condition which with the giving of any applicable notice or expiration of any applicable period of cure required in each case under the Transaction Documents, shall be existing as of the time of the request made by Borrowers or the time of the Release and, without limitation of the foregoing, Borrowers shall be in compliance with all of the financial covenants contained in Section 25 of Exhibit C to this Agreement, and Bank shall have received the most recent appraisal(s) requested by Bank pursuant to Section 14 of said Exhibit C;

       [iii]      The sum of the appraised value of all of the remaining
Project Properties, calculated according to the most recent appraisals in possession of the Bank and after giving effect to the Release being requested, shall not be less than twice the Stated Amount;

         [iv]     Borrower shall select the Project Property, subject to the approval of the Bank as to the particular Project Property selected, to be the subject of each Release;

         [v]      All documentation of each Release (which may include an
endorsement to the loan policy or policies of title insurance insuring the Mortgage Agreements) shall be satisfactory in scope, form and substance to the Bank; and

         [vi]     Borrowers shall pay for all costs and expenses of each
Release, including any endorsements to the policies of title insurance, recording fees and reasonable attorneys' fees incurred by the Bank.

                  For purposes of this Section and Section 14 of EXHIBIT C to this Agreement, Borrowers, Guarantors and Bank stipulate that the appraised value of the respective Project

Properties, as established pursuant to the appraisals thereof delivered in fulfillment of one of the conditions to closing of this Agreement, are as follows: [i] $8,500,000 for the Project Property located in Brandon, Florida, [ii] $9,800,000 for the Project Property located in Milford, Ohio, [iii] $8,800,000 for the Project Property located in Altamonte Springs, Florida; [iv] $7,400,000 for the Project Property located at St. Petersburg, Florida, [v] $10,000,000 for the Project Property located at Melbourne, Florida, and [vi] $9,700,000 for the Project Property located in Tampa, Florida.

         SECTION 7.24. WAIVER OF JURY TRIAL. THE BANK, EACH BORROWER AND EACH GUARANTOR HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE BORROWERS AND/OR THE GUARANTORS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BANK AND THE BORROWERS PURSUANT TO THIS AGREEMENT, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THIS PROVISION SHALL NOT IN ANY WAY AFFECT, WAIVE LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ANY REMEDIES AVAILABLE TO IT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

BANK:                                 GUARANTORS:

BANK ONE, KENTUCKY, NA                ARBORS EAST, INC.


By:                                          By:
Title:                                       Title:


BORROWERS:                            ARBORS AT FORT WAYNE, INC.

ARBOR HEALTH CARE COMPANY
                                             By:
                                             Title:
By:
Title:
                                             ARBORS AT TOLEDO, INC.

MARSHALL PROPERTIES, INC.
                                             By:
                                             Title:
By:
Title:
                                             HOME CARE PHARMACY, INC. OF
                                             FLORIDA


                                             By:
                                             Title:

                                             BAY GERIATRIC PHARMACY, INC.


                                             By:
                                             Title:


                                             CONTINGENT GUARANTORS:

                                             ALTERNACARE PLUS ENTERPRISES, INC.


                                             By:
                                             Title:


                                             THE DRUGGIST, INC.


                                             By:
                                             Title:

Attachments:
- - - -----------
Exhibits A-1
     and A-2 -           Amounts of Monthly Principal Payments for each of the Borrower Notes
Exhibit B -              Form of Borrowers' and Guarantors' Counsel Opinion
Exhibit C -              Affirmative and Negative Covenants
Exhibit D -              Form of Letter of Credit
Schedule 4.01(f) -       Listing of Beds for each Project Property

                                   EXHIBIT A
                           PRINCIPAL PAYMENT SCHEDULE
                      FOR PROMISSORY NOTE (SERIES 1996A-1)

         The Borrowers will deposit monthly into an account maintained at the Bank an amount equal to:

             Loan Payment Date                     Amount
             -----------------                     ------
                   03/01/96                      $24,380.08
                   04/01/96                       24,532.46
                   05/01/96                       24,685.78
                   06/01/96                       24,840.07
                   07/01/96                       24,995.32
                   08/01/96                       25,566.29
                   09/01/96                       25,308.74
                   10/01/96                       25,466.92
                   11/01/96                       25,626.09
                   12/01/96                       25,786.25
                   01/01/97                       25,947.41
                   02/01/97                       25,864.59
                   03/01/97                       26,272.77
                   04/01/97                       26,436.98
                   05/01/97                       26,602.21
                   06/01/97                       26,768.47
                   07/01/97                       26,935.77
                   08/01/97                       26,983.80
                   09/01/97                       27,273.52
                   10/01/97                       27,443.98
                   11/01/97                       27,615.51
                   12/01/97                       27,788.10
                   01/01/98                       27,961.78
                   02/01/98                       27,917.11
                   03/01/98                       28,312.39
                   04/01/98                       28,489.35
                   05/01/98                       28,667.40
                   06/01/98                       28,846.58
                   07/01/98                       29,026.87
                   08/01/98                       29,657.41
                   09/01/98                       29,390.84
                   10/01/98                       29,574.53
                   11/01/98                       29,759.37
                   12/01/98                       29,945.37
                   01/01/99                       30,132.52
                   02/01/99                       30,197.37
                   03/01/99                       30,510.36
                   04/01/99                       30,701.05
                   05/01/99                       30,892.93
                   06/01/99                       31,086.01
                   07/01/99                       31,280.30

              Loan Payment Date                    Amount
              -----------------                 ------------
                   08/01/99                      31,529.35
                   09/01/99                      31,672.52
                   10/01/99                      31,870.48
                   11/01/99                      32,069.67
                   12/01/99                      32,270.10
                 01/01/2000                      32,471.79
                 02/01/2000                      32,645.44
                 03/01/2000                      32,878.96
                 04/01/2000                      33,084.45
                 05/01/2000                      33,291.23
                 06/01/2000                      33,499.30
                 07/01/2000                      33,708.67
                 08/01/2000                      33,537.39
                 09/01/2000                      34,131.34
                 10/01/2000                      34,344.66
                 11/01/2000                      34,559.32
                 12/01/2000                      34,775.31
                 01/01/2001                      34,992.66
                 02/01/2001                      35,196.71
                 03/01/2001                      35,431.44
                 04/01/2001                      35,652.88
                 05/01/2001                      35,875.71
                 06/01/2001                      36,099.94
                 07/01/2001                      36,325.56
                 08/01/2001                      36,614.47
                 09/01/2001                      36,781.05
                 10/01/2001                      37,010.93
                 11/01/2001                      37,242.25
                 12/01/2001                      37,475.01
                 01/01/2002                      37,709.23
                 02/01/2002                      37,781.53
                 03/01/2002                      38,182.07
                 04/01/2002                      38,420.71
                 05/01/2002                      38,660.84
                 06/01/2002                      38,902.47
                 07/01/2002                      39,145.61
                 08/01/2002                      39,688.30
                 09/01/2002                      39,636.46
                 10/01/2002                      39,884.19
                 11/01/2002                      40,133.46
                 12/01/2002                      40,384.30
                 01/01/2003                      40,636.70
                 02/01/2003*                     41,324.89
                 03/01/2003                      41,146.24
                 04/01/2003                      41,403.41
                 05/01/2003                      41,662.18
                 06/01/2003                      41,922.57
                 07/01/2003                      42,184.58
                 08/01/2003                      41,681.02
                 09/01/2003                      42,713.54

              Loan Payment Date                    Amount
              -----------------                 ------------
                 10/01/2003                      42,980.50
                 11/01/2003                      43,249.13
                 12/01/2003                      43,519.43
                 01/01/2004                      43,791.43
                 02/01/2004                      44,745.97
                 03/01/2004                      44,340.53
                 04/01/2004                      44,617.66
                 05/01/2004                      44,896.52
                 06/01/2004                      45,177.13
                 07/01/2004                      45,459.48
                 08/01/2004                      45,508.68
                 09/01/2004                      46,029.50
                 10/01/2004                      46,317.19
                 11/01/2004                      46,606.67
                 12/01/2004                      46,897.96
                 01/01/2005                      47,191.07
                 02/01/2005                      46,957.61
                 03/01/2005                      47,782.80
                 04/01/2005                      48,081.45
                 05/01/2005                      48,381.96
                 06/01/2005                      48,684.34
                 07/01/2005                      48,988.62
                 08/01/2005                      50,080.83
                 09/01/2005                      49,602.89
                 10/01/2005                      49,912.91
                 11/01/2005                      50,224.87
                 12/01/2005                      50,538.77
                 01/01/2006                      50,854.64
                 02/01/2006                      50,865.92
                 03/01/2006                      51,492.31
                 04/01/2006                      51,814.13
                 05/01/2006                      52,137.97
                 06/01/2006                      52,463.83
                 07/01/2006                      52,791.73
                 08/01/2006                      53,300.03
                 09/01/2006                      53,453.69
                 10/01/2006                      53,787.78
                 11/01/2006                      54,123.95
                 12/01/2006                      54,462.23
                 01/01/2007                      54,802.62
                 02/01/2007                      55,369.73
                 03/01/2007                      55,489.79
                 04/01/2007                      55,836.60
                 05/01/2007                      56,185.58
                 06/01/2007                      56,536.74
                 07/01/2007                      56,890.09
                 08/01/2007                      57,061.20
                 09/01/2007                      57,603.44
                 10/01/2007                      57,963.46
                 11/01/2007                      58,325.73

              Loan Payment Date                   Amount
              -----------------                ------------
                 12/01/2007                      58,690.27
                 01/01/2008                      59,057.08
                 02/01/2008                      59,360.02
                 03/01/2008                      59,797.61
                 04/01/2008                      60,171.34
                 05/01/2008                      60,547.41
                 06/01/2008                      60,925.83
                 07/01/2008                      61,306.62
                 08/01/2008                      61,251.19
                 09/01/2008                      62,075.35
                 10/01/2008                      62,463.32
                 11/01/2008                      62,853.71
                 12/01/2008                      63,246.55
                 01/01/2009                      63,641.84
                 02/01/2009                      64,719.23
                 03/01/2009                      64,439.85
                 04/01/2009                      64,842.60
                 05/01/2009                      65,247.86
                 06/01/2009                      65,655.66
                 07/01/2009                      66,066.01
                 08/01/2009                      65,748.02
                 09/01/2009                      66,894.42
                 10/01/2009                      67,312.51
                 11/01/2009                      67,733.21
                 12/01/2009                      68,156.54
                 01/01/2010                      68,582.52
                 02/01/2010                      69,320.80
                 03/01/2010                      69,442.48
                 04/01/2010                      69,876.50
                 05/01/2010                      70,313.23
                 06/01/2010                      70,752.68
                 07/01/2010                      71,194.89
                 08/01/2010                      71,420.22
                 09/01/2010                      72,087.60
                 10/01/2010                      72,538.15
                 11/01/2010                      72,991.52
                 12/01/2010                      73,447.71
                 01/01/2011                      73,906.76
                 02/01/2011                      75,028.26
                 03/01/2011                      74,833.48
                 04/01/2011                      75,301.19
                 05/01/2011                      75,771.82
                 06/01/2011                      76,245.40
                 07/01/2011                      76,721.93
                 08/01/2011                      77,126.18
                 09/01/2011                      77,683.95
                 10/01/2011                      78,169.48
                 11/01/2011                      78,658.04
                 12/01/2011                      79,149.65
                 01/01/2012                      79,644.33

              Loan Payment Date                     Amount
              -----------------                  ------------
                 02/01/2012                       79,694.55
                 03/01/2012                       80,643.00
                 04/01/2012                       81,147.02
                 05/01/2012                       81,654.19
                 06/01/2012                       82,164.53
                 07/01/2012                       82,678.05
                 08/01/2012                       83,713.21
                 09/01/2012                       83,714.76
                 10/01/2012                       84,237.98
                 11/01/2012                       84,764.46
                 12/01/2012                       85,294.24
                 01/01/2013                       85,827.33
                 02/01/2013                       86,161.23
                 03/01/2013                       86,903.53
                 04/01/2013                       87,446.67
                 05/01/2013                       87,993.21
                 06/01/2013                       88,543.17
                 07/01/2013                       89,096.57
                 08/01/2013                       89,016.85
                 09/01/2013                       90,213.75
                 10/01/2013                       90,777.59
                 11/01/2013                       91,344.95
                 12/01/2013                       91,915.86
                 01/01/2014                       92,490.33
                 02/01/2014                       93,257.52
                 03/01/2014                       93,650.07
                 04/01/2014                       94,235.38
                 05/01/2014                       94,824.36
                 06/01/2014                       95,417.01
                 07/01/2014                       96,013.36
                 08/01/2014                       96,859.82
                 09/01/2014                       97,217.28
                 10/01/2014                       97,824.89
                 11/01/2014                       98,436.30
                 12/01/2014                       99,051.52
                 01/01/2015                       99,670.59
                 02/01/2015                       99,799.42
                 03/01/2015                      100,920.37
                 04/01/2015                      101,551.12
                 05/01/2015                      102,185.82
                 06/01/2015                      102,824.48
                 07/01/2015                      103,467.13
                 08/01/2015                      105,051.08
                 09/01/2015                      104,764.51
                 10/01/2015                      105,419.29
                 11/01/2015                      106,078.16
                 12/01/2015                      106,741.15

             Loan Payment Date                        Amount
             -----------------                     ------------
                 01/01/2016                          107,408.28
                 02/01/2016                          107,588.61
                                                 --------------

                      TOTAL                      $13,500,000.00
                                                 ==============


* If the Letter of Credit is not extended as provided in the Reimbursement Agreement, the entire unpaid principal amount will be due and payable on February 1, 2003.

                                  EXHIBIT A-2
                           PRINCIPAL PAYMENT SCHEDULE
                                CLASS A-2 NOTES

The Borrowers will deposit monthly into an account maintained at the Bank an amount equal to:

Loan Payment Date        Amount
- - - -----------------        ------
03/01/96              $24,380.08
04/01/96               24,532.46
05/01/96               24,685.78
06/01/96               24,840.07
07/01/96               24,995.32
08/01/96               25,566.29
09/01/96               25,308.74
10/01/96               25,466.92
11/01/96               25,626.09
12/01/96               25,786.25
01/01/97               25,947.41
02/01/97               25,864.59
03/01/97               26,272.77
04/01/97               26,436.98
05/01/97               26,602.21
06/01/97               26,768.47
07/01/97               26,935.77
08/01/97               26,983.80
09/01/97               27,273.52
10/01/97               27,443.98
11/01/97               27,615.51
12/01/97               27,788.10
01/01/98               27,961.78
02/01/98               27,917.11
03/01/98               28,312.39
04/01/98               28,489.35
05/01/98               28,667.40
06/01/98               28,846.58
07/01/98               29,026.87
08/01/98               29,657.41
09/01/98               29,390.84
10/01/98               29,574.53
11/01/98               29,759.37
12/01/98               29,945.37
01/01/99               30,132.52
02/01/99               30,197.37
03/01/99               30,510.36
04/01/99               30,701.05
05/01/99               30,892.93
06/01/99               31,086.01
07/01/99               31,280.30
08/01/99               31,529.35
09/01/99               31,672.52
10/01/99               31,870.48

Loan Payment Date         Amount
- - - -----------------         ------
  11/01/99              32,069.67
  12/01/99              32,270.10
01/01/2000              32,471.79
02/01/2000              32,645.44
03/01/2000              32,878.96
04/01/2000              33,084.45
05/01/2000              33,291.23
06/01/2000              33,499.30
07/01/2000              33,708.67
08/01/2000              33,537.39
09/01/2000              34,131.34
10/01/2000              34,344.66
11/01/2000              34,559.32
12/01/2000              34,775.31
01/01/2001              34,992.66
02/01/2001              35,196.71
03/01/2001              35,431.44
04/01/2001              35,652.88
05/01/2001              35,875.71
06/01/2001              36,099.94
07/01/2001              36,325.56
08/01/2001              36,614.47
09/01/2001              36,781.05
10/01/2001              37,010.93
11/01/2001              37,242.25
12/01/2001              37,475.01
01/01/2002              37,709.23
02/01/2002              37,781.53
03/01/2002              38,182.07
04/01/2002              38,420.71
05/01/2002              38,660.84
06/01/2002              38,902.47
07/01/2002              39,145.61
08/01/2002              39,688.30
09/01/2002              39,636.46
10/01/2002              39,884.19
11/01/2002              40,133.46
12/01/2002              40,384.30
01/01/2003              40,636.70
02/01/2003*             41,324.89
03/01/2003              41,146.24
04/01/2003              41,403.41
05/01/2003              41,662.18
06/01/2003              41,922.57
07/01/2003              42,184.58
08/01/2003              41,681.02
09/01/2003              42,713.54
10/01/2003              42,980.50
11/01/2003              43,249.13
12/01/2003              43,519.43
01/01/2004              43,791.43
02/01/2004              44,745.97

Loan Payment Date         Amount
- - - -----------------         ------
03/01/2004              44,340.53
04/01/2004              44,617.66
05/01/2004              44,896.52
06/01/2004              45,177.13
07/01/2004              45,459.48
08/01/2004              45,508.68
09/01/2004              46,029.50
10/01/2004              46,317.19
11/01/2004              46,606.67
12/01/2004              46,897.96
01/01/2005              47,191.07
02/01/2005              46,957.61
03/01/2005              47,782.80
04/01/2005              48,081.45
05/01/2005              48,381.96
06/01/2005              48,684.34
07/01/2005              48,988.62
08/01/2005              50,080.83
09/01/2005              49,602.89
10/01/2005              49,912.91
11/01/2005              50,224.87
12/01/2005              50,538.77
01/01/2006              50,854.64
02/01/2006              50,865.92
03/01/2006              51,492.31
04/01/2006              51,814.13
05/01/2006              52,137.97
06/01/2006              52,463.83
07/01/2006              52,791.73
08/01/2006              53,300.03
09/01/2006              53,453.69
10/01/2006              53,787.78
11/01/2006              54,123.95
12/01/2006              54,462.23
01/01/2007              54,802.62
02/01/2007              55,369.73
03/01/2007              55,489.79
04/01/2007              55,836.60
05/01/2007              56,185.58
06/01/2007              56,536.74
07/01/2007              56,890.09
08/01/2007              57,061.20
09/01/2007              57,603.44
10/01/2007              57,963.46
11/01/2007              58,325.73
12/01/2007              58,690.27
01/01/2008              59,057.08
02/01/2008              59,360.02
03/01/2008              59,797.61
04/01/2008              60,171.34
05/01/2008              60,547.41
06/01/2008              60,925.83

 Loan Payment Date         Amount
 -----------------         ------
    07/01/2008            61,306.62
    08/01/2008            61,251.19
    09/01/2008            62,075.35
    10/01/2008            62,463.32
    11/01/2008            62,853.71
    12/01/2008            63,246.55
    01/01/2009            63,641.84
    02/01/2009            64,719.23
    03/01/2009            64,439.85
    04/01/2009            64,842.60
    05/01/2009            65,247.86
    06/01/2009            65,655.66
    07/01/2009            66,066.01
    08/01/2009            65,748.02
    09/01/2009            66,894.42
    10/01/2009            67,312.51
    11/01/2009            67,733.21
    12/01/2009            68,156.54
    01/01/2010            68,582.52
    02/01/2010            69,320.80
    03/01/2010            69,442.48
    04/01/2010            69,876.50
    05/01/2010            70,313.23
    06/01/2010            70,752.68
    07/01/2010            71,194.89
    08/01/2010            71,420.22
    09/01/2010            72,087.60
    10/01/2010            72,538.15
    11/01/2010            72,991.52
    12/01/2010            73,447.71
    01/01/2011            73,906.76
    02/01/2011            75,028.26
    03/01/2011            74,833.48
    04/01/2011            75,301.19
    05/01/2011            75,771.82
    06/01/2011            76,245.40
    07/01/2011            76,721.93
    08/01/2011            77,126.18
    09/01/2011            77,683.95
    10/01/2011            78,169.48
    11/01/2011            78,658.04
    12/01/2011            79,149.65
    01/01/2012            79,644.33
    02/01/2012            79,694.55
    03/01/2012            80,643.00
    04/01/2012            81,147.02
    05/01/2012            81,654.19
    06/01/2012            82,164.53
    07/01/2012            82,678.05
    08/01/2012            83,713.21
    09/01/2012            83,714.76
    10/01/2012            84,237.98

  Loan Payment Date        Amount
  -----------------        ------
     11/01/2012           84,764.46
     12/01/2012           85,294.24
     01/01/2013           85,827.33
     02/01/2013           86,161.23
     03/01/2013           86,903.53
     04/01/2013           87,446.67
     05/01/2013           87,993.21
     06/01/2013           88,543.17
     07/01/2013           89,096.57
     08/01/2013           89,016.85
     09/01/2013           90,213.75
     10/01/2013           90,777.59
     11/01/2013           91,344.95
     12/01/2013           91,915.86
     01/01/2014           92,490.33
     02/01/2014           93,257.52
     03/01/2014           93,650.07
     04/01/2014           94,235.38
     05/01/2014           94,824.36
     06/01/2014           95,417.01
     07/01/2014           96,013.36
     08/01/2014           96,859.82
     09/01/2014           97,217.28
     10/01/2014           97,824.89
     11/01/2014           98,436.30
     12/01/2014           99,051.52
     01/01/2015           99,670.59
     02/01/2015           99,799.42
     03/01/2015          100,920.37
     04/01/2015          101,551.12
     05/01/2015          102,185.82
     06/01/2015          102,824.48
     07/01/2015          103,467.13
     08/01/2015          105,051.08
     09/01/2015          104,764.51
     10/01/2015          105,419.29
     11/01/2015          106,078.16
     12/01/2015          106,741.15
     01/01/2016          107,408.28
     02/01/2016          107,588.61
                     --------------
          TOTAL      $13,500,000.00
                     ==============

* If the Letter of Credit is not extended as provided in the Reimbursement Agreement, the entire unpaid principal amount will be due and payable on February 1, 2003.

                                   EXHIBIT B

               FORM OF BORROWERS' AND GUARANTORS' COUNSEL OPINION

                 [intentionally omitted; see opinions actually
                   delivered in conjunction with the closing]

                                   EXHIBIT C

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                             AFFIRMATIVE COVENANTS


1. INSURANCE. Each Borrower and each Guarantor shall maintain fire, hazard and liability insurance upon all of its assets and business properties and premises liability insurance with responsible and reputable insurers of such character as is usually maintained by companies engaged in like business. The amount of such insurance shall be at least equal to the loan amount. The Borrowers will determine if any of the Project Properties are located in a federally identified flood hazard zone. If flood insurance is required, the Borrowers will provide flood insurance coverage in a reasonable amount including, in the case of the Project Property located in St. Petersburg, Florida, on or before forty-five (45) days after the date of this Agreement. All insurance policies shall be written for the benefit of the Borrowers and the Bank as their interest may appear and shall contain a provision requiring the insurance company to provide the Bank not less than ten (10) days' written notice prior to cancellation of any such policy. All insurance policies or certificates evidencing the same shall be furnished to the Bank.

2. PAYMENT OF TAXES AND CLAIMS. Each Borrower and each Guarantor shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, businesses, income or profits before any material penalty or material interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for material sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

3. COMPLIANCE WITH LAWS. Each Borrower and each Guarantor shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its businesses, properties and assets if noncompliance therewith would materially adversely affect any of the Project Properties or the businesses of Arbor and Marshall, taken as a whole; provided that (unless such contest or noncompliance would materially adversely affect such businesses) the Borrower or Guarantor, as applicable, need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.

4. MAINTENANCE OF TANGIBLE ASSETS. Each Borrower and each Guarantor shall maintain its tangible assets, in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

5. PERFORMANCE OF CONTRACTS. Each Borrower and each Guarantor shall perform and comply with in accordance with its terms, all material provisions of each and every contract, agreement or instrument now or hereafter binding upon them, respectively, and material to their ability to perform under this Agreement, except to the extent that the same shall be contested in good faith and by proper proceedings.

6. PAYOFF OF EXISTING LOANS. The Borrowers each agree to cooperate with the Bank and to execute and deliver such documents as are necessary in the opinion of the Bank to release as soon as possible any and all liens on any property of either of the Borrowers subject to the Bank's collateral under the Security Documents.

7. CHANGES OF ACCOUNTING REPORTING METHODS AND/OR FINANCIAL STATEMENTS. Arbor shall provide to the Bank written notice of any material change in policies, rules or procedures related to accounting reporting methods or material change in the entries (or financial reporting thereunder) contained in Arbor's Consolidated financial statements, other than simple numerical balance entry changes for period to period from business operations. Arbor shall provide such notice to the Bank within thirty (30) Business Days after such change has been made.
         Upon such change, the Bank working with the Borrowers shall have the right to reasonably revise the covenants under this Agreement to reflect any such changes. The purpose of this Item 7 is to allow the Bank, to the extent possible, to maintain substantially equivalent financial covenants after any material change by Arbor of its policies, rules or procedures related to accounting reporting methods and/or financial statements.

8. FURNISHING OF DISCLOSURE DOCUMENTS. Arbor shall promptly upon issuance furnish to the Bank copies of all 10-Ks, 10-Qs and 8-Ks, and promptly upon request of Bank all communications between Arbor and the Securities and Exchange Commission, including without limitation, copies of all financial information, annual reports and periodic filings.

9. EXISTENCE AND GOOD STANDING. Each Borrower and each Guarantor shall maintain its existence and qualification and good standing to transact business in all states in which such qualification and good standing are necessary in order for each Borrower and each Guarantor to conduct business and own its properties as conducted and owned in such states, except such jurisdictions, if any, other than any where any of the Project Properties are located, where the failure to maintain their existence and qualification and good standing to transact business will not have a material adverse effect on the business or properties of the Borrowers and Guarantors taken as a whole.

10. CHANGES IN ARTICLES OF INCORPORATION, CODE OF REGULATIONS OR BY-LAWS. Each Borrower and each Guarantor shall promptly provide Bank with written notice of any material amendments to or changes in its articles of incorporation, code of regulations and/or bylaws, including such changes as might affect the structure, condition, operation or management of the Borrower and the Borrowers' or Guarantors' obligations to Bank under the terms of the Security Documents and the other Transaction Documents and shall make such amended articles, code of regulations or by-laws available for inspection by Bank upon demand.

11. PRESERVE AND MAINTAIN CORPORATE RIGHTS. Each Borrower and each Guarantor shall preserve and maintain its corporate existence, rights, franchisees and privileges in the jurisdiction of its formation, and qualify and remain qualified as a foreign corporation [i] with respect to Borrowers and Guarantors, in each jurisdiction where such qualification is necessary to the operation of their businesses, except such jurisdictions, if any, where the failure to preserve and maintain its corporate existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of the Borrowers and Guarantors taken as a whole, and [ii] without limitation of the foregoing subsection [i], but with respect to Borrowers only, in each jurisdiction where a Project Property owned by such Borrower is located.

12. MAINTAIN AND PRESERVE LICENSES, ASSETS AND MANAGEMENT. Each Borrower and each Guarantor shall use reasonable efforts in good faith to maintain and preserve in good working order and condition, ordinary wear and tear expected, all of their respective properties necessary for the conduct of their businesses, if failure to maintain and preserve such properties would over a substantial period of time materially and adversely affect the Borrower. Without limitation of the foregoing, each Borrower shall maintain at all times, continuously and without interruption, all licenses required by the States of Ohio and Florida, respectively, all Certificates of Need, and all pharmacy, laboratory and other licenses, certifications and registrations necessary for each of the applicable Project Properties owned by them, respectively, to continue in operation in the ordinary course of Borrowers' businesses, and in compliance with all applicable laws and regulations. On or before December 31, 1996, the Project Property located in St. Petersburg, Florida, shall be approved as a provider facility for purposes of Medicare and Medicaid.

13. ERISA REPORTS. Each Borrower and each Guarantor shall, immediately upon becoming aware of the occurrence of any material "reportable event" as such term is defined in Section 4043 of ERISA, or of any material "prohibited transaction" as such term is defined in Section 4975 of the Code in connection with any Plan or any trust created thereunder, provide to the Bank a written notice signed by an officer of the Borrower or Guarantor specifying the nature thereof, what action the Borrower or Guarantor is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto. Each Borrower and each Guarantor will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of their employees and comply with all applicable provision of ERISA.

14. MAINTENANCE OF THE RATIO OF THE STATED AMOUNT OF THE LETTER OF CREDIT TO PROJECT PROPERTIES' APPRAISED VALUE. Promptly upon the Bank's request made on or after the third anniversary from the date of this Agreement and on or after each three year interval thereafter, except more often (but not more than once during any consecutive 12 month period) if either the Bank in good faith believes that the ratio of the Stated Amount of the Letter of Credit to the Project Properties' aggregate appraised value exceeds 75% (the "Reappraisal Maximum LTV Requirement"), or upon Borrowers requesting a Release of a Project Property pursuant to Section 7.23 of this Agreement, or following any Event of Default, the Borrowers shall, at their sole cost and expense, have each of the Project Properties reappraised by MAI appraisers selected by the Bank and reasonably acceptable to Borrowers. If the ratio of the Stated Amount of the Letter of Credit TOProject Properties' aggregate appraised value resulting from any such reappraisal exceeds the Reappraisal Maximum LTV Requirement, then the Borrowers immediately shall make a prepayment under the terms of the Series 1996A-1 Promissory Note unless and until it is paid in full, and then to the Series 1996A-2 Promissory Note, permanently reducing in either case (1) the principal amount of the Loan evidenced thereby, and (2) the Stated Amount of the Letter of Credit in an amount sufficient to reduce the resultant ratio of the Stated Amount of the Letter of Credit to the Project Properties' aggregate appraised value below the Reappraisal Maximum LTV Requirement.

                               NEGATIVE COVENANTS

15. ENCUMBERING ASSETS. Except with the prior written consent of Bank, neither of the Borrowers nor any Guarantor shall create, incur, assume or permit to continue any mortgage, pledge, encumbrance, lien or charge of any kind upon or security interest in any of their respective property or assets, whether now owned or hereafter acquired, except Permitted Liens as defined herein; provided, however, neither of the Borrowers nor any Guarantor shall, at any time, pledge any of the stock it owns in any Subsidiary, except for the pledge of the capital stock of Arbors at Toledo, Inc. to Hibernia National Bank pursuant to the Pledge Agreement dated as of June 25, 1990.

16. INCURRING OTHER DEBT. Except with the prior written consent of Bank, neither of the Borrowers nor any Guarantor shall create, incur, assume or suffer to exist any indebtedness except: (a) debt represented by the Loan and Letter of Credit described herein; (b) other indebtedness to Bank; (c) unsecured indebtedness to trade creditors arising out of the ordinary course of Borrowers' and Guarantors' businesses; and (d) indebtedness under credit commitments including any and all short or long term credit provided by other lenders in the ordinary course of business that is not secured by any part of any of the Project Properties. The foregoing subsection (d) includes, without limitation, financing and refinancing of long term care facilities other than the Project Properties.

17. GUARANTY OF OTHERS' DEBTS. Except with the prior written consent of Bank, and without limitation of Section 16 above entitled "Incurring Other Debt", neither of the Borrowers shall directly or indirectly guarantee or otherwise become surety in respect of any obligation or debt of any other Person, except [a] guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business [b] guaranties of loans required under management contracts in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) on each management contract, [c] the guaranty of debt of the other Borrower or any other Subsidiary and [d] other guaranties of up to One Million Five Hundred Thousand Dollars ($1,500,000) in aggregate.

18. MERGER OR CONSOLIDATION. Except with the prior written consent of Bank, neither of the Borrowers nor any Guarantor shall merge or consolidate with any other corporation or any other business entity unless Arbor is the surviving entity of the merger or consolidation, and the merger or consolidation does not result in a violation of a representation, warranty or affirmative covenant hereunder.

19. TRANSFER OF SUBSTANTIAL PORTION OF ASSETS. Except with the prior written consent of Bank which shall not be unreasonably withheld, neither of the Borrowers nor any Guarantor shall liquidate or sell, lease, transfer or otherwise dispose of all or a substantial part of their respective assets, whether now owned or hereinafter acquired, other than in the ordinary course of business. This includes, but is not limited to, with respect to the Project Properties, any sale/transfer of any nursing home licenses, Medicare/Medicaid certifications and any rights under the Ohio or Florida CON laws. All proceeds from any sale, lease or transfer of any property securing the Letter of Credit shall be remitted to Bank to be applied to the Loan and Letter of Credit.

20. MAKING LOANS. Except for intercompany loans and advances between and among the Borrowers and Guarantors, Borrowers and Guarantors shall not, other than with the prior written consent of Bank, make any loans or advances (1) in any one fiscal year in excess of an aggregate for all Borrowers and all Guarantors of Five Million Dollars ($5,000,000.00) and (2) during the term of the Letter of Credit in excess of an aggregate for all Borrowers and all Guarantors of Ten Million Dollars ($10,000,000).

21. PURCHASE OF SUBSTANTIAL PORTION OF ASSETS. Except with the prior written consent of Bank, neither of the Borrowers nor any Guarantor shall directly or indirectly, (a) purchase, lease, or otherwise acquire any assets except in the ordinary course of their respective businesses, which respective businesses include acquisition or development of health care facilities, except that any Subsidiary, other than any Subsidiary that is a Contingent Guarantor, may purchase assets from any other Subsidiary or (b) sell, lease, transfer or otherwise dispose of any plant or any manufacturing facility or other assets except for (i) assets other than the Project Properties sold for full and adequate consideration which the board of directors or senior management of the Borrower or Guarantor has determined to be worn out, obsolete, or no longer needed or useful in its business and
         (ii) assets other than the Project Properties sold in the ordinary course of business provided that the Borrower or Guarantor, as applicable, receives full and adequate consideration in exchange for such assets sold.

22. ANNUAL LEASE PAYMENTS. Neither of the Borrowers nor any Guarantor shall enter into any operating lease, as that term is construed according to GAAP, as lessee of real or personal property from any Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases in which the Borrower or Guarantor is lessee, would exceed $10,000,000 in the aggregate for all Borrowers and all Guarantors in any period of twelve consecutive months.

23. SALE OF ACCOUNTS. Neither Borrower shall sell, assign or exchange any of its Accounts or notes receivable with or without recourse, except for Accounts that do not result from or arise out of the operation of any of the Project Properties.

24. TRANSACTIONS WITH SUBSIDIARIES AND AFFILIATES. Neither of the Borrowers nor any Guarantor shall enter into, or be a party to, any transaction with any of their respective Subsidiaries, affiliates or stockholders (including, without limitation, transaction involving the purchase, sale or exchange of property, the rendering of services or the sale of stock) except [i] stock option plans duly authorized by the Boards of Directors of the applicable Borrowers and Guarantors, and [ii] in all other cases, in the ordinary course of business pursuant to the reasonable requirements of Borrowers or Guarantors, as applicable, and upon fair and reasonable terms which are fully disclosed to Bank and which are no less favorable than would be obtained in a comparable arms-length transaction with a legal entity not their Subsidiary, affiliate or stockholder.

25. FINANCIAL COVENANTS. The Consolidated financial statements of Arbor shall reflect compliance with the following financial covenants. Unless otherwise noted herein, all financial covenants will be tested quarterly and will be calculated on a rolling four quarter basis.

         a. CONSOLIDATED CASH FLOW COVERAGE RATIO. The ratio of the Consolidated Cash Flow to the Consolidated Fixed Charges of Arbor shall not be less than 1.15 TO 1.0.

         b. CONSOLIDATED NET WORTH. The Consolidated Net Worth of Arbor shall not be less than $38,000,000 at 12-31-94 plus 50% of Consolidated net income for each quarter thereafter beginning with the first quarter of fiscal 1995 (without any deductions for any Consolidated net losses) plus 90% of the net proceeds of any equity offerings.

         c. RATIO OF CONSOLIDATED LIABILITIES TO CONSOLIDATED NET WORTH. The ratio of the Consolidated Liabilities to the Consolidated Net Worth of Arbor shall not exceed 4.50 TO 1.0.

         d. RATIO OF CONSOLIDATED CURRENT ASSETS TO CONSOLIDATED CURRENT LIABILITIES. The ratio of the Consolidated Current Assets to the Consolidated Current Liabilities of Arbor shall not be less than 1.0 TO 1.0.

         e. CONSOLIDATED INTEREST COVERAGE RATIO. The ratio of the sum of the Consolidated net income, the Consolidated operating lease rental expense, and the Consolidated interest expense of Arbor to the sum of the Consolidated interest expense and the Consolidated operating lease rental expense of Arbor shall not be less than 1.10 TO 1.0.

26. LIMITATION OF DIVIDENDS. Arbor shall not declare or pay, or set apart any sum for the purpose of payment of, any dividend or distribution on or in respect of any shares of its capital stock which, in the aggregate, exceeds $1,000,000 over any consecutive twelve month period.

27. ASSIGNMENT OF LICENSES AND CERTIFICATES. Neither of the Borrowers shall transfer or assign any licenses, permits, certifications or certificates of need rights under Ohio, Florida or federal law required for them to operate any of the Project Properties. In addition, the Borrowers shall cause the 1996 and all subsequent nursing home licenses and certificates under the Medicare and Medicaid Programs for the Project Properties to be maintained in the name of the Borrower that owns the applicable Project Property.

                                                                       EXHIBIT D




                          IRREVOCABLE LETTER OF CREDIT


                             BANK ONE, KENTUCKY, NA



                               February 15, 1996


                    IRREVOCABLE LETTER OF CREDIT NO. S-6122


Bank One Trust Company, NA
100 East Broad Street
Columbus, Ohio 43271-0181

ATTN:    Corporate Trust Administration

Re:      Capital One Funding Corporation
         Floating Rate Option Notes,
         Series 1996A

Gentlemen:

                 1. At the request and for the joint and several account of each of the Borrowers described in Schedule I hereto, the undersigned Bank One, Kentucky, NA, a national banking association (the "Bank"), hereby establishes our Irrevocable Letter of Credit No. S-6122 ("Letter of Credit") in favor of Bank One Trust Company, NA, as Trustee ("Trustee") under the Master Trust Indenture II between Capital One Funding Corporation (the "Corporation") and the Trustee dated as of June 1, 1994 and the Supplemental Series Trust Indenture No. 10 dated as of February 1, 1996 (as the same may be amended, supplemented or otherwise modified, collectively referred to herein as the "Trust Agreement"), for the benefit of Holders of the Corporation's Floating Rate Option Notes, Series 1996A (the "Notes") in the aggregate principal amount of $27,000,000 and as tender agent ("Tender Agent") for the Holders under
Article IV of the Trust Agreement. All capitalized terms used herein which are not defined herein shall be as defined in the Trust Agreement. The Notes shall bear interest at the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate, the Seven Year Rate, the Ten Year Rate

Letter of Credit No. S-6122
February 15, 1996
Page 2

or the Fixed Rate as selected by the Borrowers pursuant to Section 2.02 of the Trust Agreement. Schedule I hereto sets forth the names of the Borrowers, the principal portion of the Notes allocable to the Borrowers, the initial rate at which the Notes will bear interest and the term of the Letter of Credit which relates to the Notes.

         2. This Letter of Credit authorizes you, subject to the terms and conditions herein set forth, to draw on us, for the account of the Corporation, an aggregate amount not to exceed Twenty-Seven Million Five Hundred Six Thousand Two Hundred Fifty Dollars ($27,506,250) (the "Stated Amount"), of which (i) an aggregate amount not exceeding $27,000,000 may be drawn upon for payment of (a) the unpaid principal amount of the Notes ("Principal Drawing") and/or (b) for payment of that portion of the purchase price of the Notes corresponding to the principal thereof when delivered to the Trustee in accordance with the provisions of the Trust Agreement and the Notes and which (together with the interest portion of such purchase price payable on such Notes pursuant to the provisions of the Trust Agreement and the Notes) comprises a Remarketing Drawing (as defined below) and (ii) an aggregate amount not exceeding $506,250 may be drawn upon for payment of (a) up to 45 days' accrued interest on the Notes at a maximum interest rate of 15% per annum calculated on the basis of a 360-day year ("Interest Drawing") and/or (b) for the payment of that portion of a Remarketing Drawing corresponding to the interest portion thereof.

         3. During the period from February 1, 2001 through January 31, 2002, an aggregate amount of $117,320 shall be added to the Stated Amount of this Letter of Credit and may be drawn upon for payment of the premium due on the optional redemption of the Notes (the "Premium Drawing"). This amount represents one percent (1%) of the then outstanding principal amount of the Notes bearing interest at the Seven Year Rate from the date of this Letter of Credit.

         4. Subject to the other provisions of this Letter of Credit, you or any duly authorized successor as Trustee and Tender Agent may obtain the funds available under this Letter of Credit by presentment to us of your sight draft or drafts drawn upon us. Each draft presented to us must be accompanied by one or more of the certificates, in the form of the Exhibits described below, applicable to the type of drawing you are making.

                 (a) If the drawing is being made for payment of principal of the Notes whether due upon maturity, mandatory redemption, extraordinary mandatory redemption, optional redemption, acceleration or pursuant to any sinking fund requirements of the Trust Agreement, a written certificate signed by you in the form of Exhibit A attached hereto appropriately completed (a "Principal Drawing");

Letter of Credit No. S-6122
February 15, 1996
Page 3

                 (b) If the drawing is being made for the payment of the purchase price of the Notes delivered or deemed delivered to the Trustee for purchase pursuant to Article IV of the Trust Agreement, a written certificate signed by you in the form of Exhibit B attached hereto appropriately completed (a "Remarketing Drawing");

                 (c) If the drawing is being made for a payment of interest on the Notes, a written certificate signed by you in the form of Exhibit C attached hereto appropriately completed (an "Interest Drawing"); and

                 (d) If the drawing is being made for payment of the premium due upon optional redemption of the Notes, a written certificate signed by you in the for of Exhibit D attached hereto appropriately completed (a "Premium Drawing").

         5. Presentation of any draft accompanied by a certificate in the for of Exhibit A, B, C or D may be made only on a Business Day. Your sight draft accompanied by a certificate in the form of Exhibit A, B, C or D and presented in full compliance with the terms of this Letter of Credit will be honored by us from our own funds and not from funds derived from the Corporation or the Borrowers. If a presentation in respect of payment accompanied by a certificate in the for of Exhibit A, C or D is made by you hereunder no later than 11:00 a.m., Louisville, Kentucky time, on a Business Day, and provided that the documents so presented strictly conform to the terms and conditions hereof, we will honor your demand for payment no later than 11:00 a.m., Louisville, Kentucky time, on the Business Day next succeeding the date of presentment. A presentation in respect of payment accompanied by a certificate in the form of Exhibit A, C or D made by you hereunder later than 11:00 a.m. on a Business Day or on a day other than a Business Day, and provided that the documents so presented strictly conform to the terms and conditions hereof, shall be deemed to be presented on the next succeeding Business Day and, we will honor your demand for payment no later than 11:00 a.m., Louisville, Kentucky time, on the Business Day next succeeding the deemed date of presentment. If a presentation in respect of payment accompanied by a certificate in the form of Exhibit B is made by you hereunder no later than 4:00 p.m., Louisville, Kentucky time, on a Business Day, and provided that the documents so presented strictly conform to the terms and conditions hereof, we will honor your demand for payment no later than 11:00 a.m., Louisville, Kentucky time, on the Business Day next succeeding the date of presentment, provided, however, that if you become aware of the failure of prospective purchasers of Notes to tender the purchase price therefor prior to 11:30 a.m., Louisville, Kentucky time, on any Tender Date and you make a presentation in respect of payment accompanied by a certificate in the for of Exhibit B no later than 11:30 a.m., Louisville, Kentucky time, on such Tender Date, and provided that the documents so presented strictly conform to the terms and conditions hereof, we will honor your demand for payment no later than 3:30 p.m., Louisville, Kentucky time, on such Tender Date. As used in this Letter of Credit, "Business Day" means a day of the year, other than (i) a

Letter of Credit No. S-6122
February 15, 1996
Page 4

Saturday, Sunday or legal holiday on which the Bank is authorized or required by law to close or (ii) a day on which the New York Stock Exchange is closed.

                 6. Each draft presented for payment under this Letter of Credit and each accompanying certificate must be dated the date of its presentation to us. Drafts must be marked conspicuously "Drawn under Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122. The certificates you are required to submit to us with your draft or drafts should be prepared in the form of a letter on your letterhead signed by an officer and should be delivered to us, together with your draft or drafts and any other required documents or instruments, as well as all notices and other communications to us in respect of this Letter of Credit, shall be in writing and addressed and presented to Bank One, Kentucky, NA, 416 West Jefferson Street, Louisville, Kentucky 40202, Attention: International Department (or at such other office or offices which may be designated by us by written notice to you), and shall make specific reference to this Letter of Credit by number. Such documents, notices and other communications shall be delivered by United States Express Mail or other means of overnight delivery at our address set forth above, or sent by facsimile transmission at (502) 566-2200 (confirmed by telephone to (502) 566-3625) to us, followed immediately by the original certificates, drafts and any other required documents or instruments delivered to us by United States Express Mail or other means of overnight delivery at our address set forth above.

                 7. Upon payment of a drawing hereunder, the Stated Amount of this Letter of Credit shall be reduced by the amount of such payment except as follows:

                 (a) In connection with any Remarketing Drawing, upon receipt by the Trustee for the benefit of the Corporation of Notes in the aggregate principal amount equal to the unpaid amount of the principal portion of such Remarketing Drawing, registered in the name of the Corporation as pledgor and the Bank or an affiliate of the Bank as pledgee, or upon notification to the Bank that such aggregate principal amount of Notes has been credited to the free account of the Remarketing Agent maintained with The Depository Trust Company, your right to draw on us by a Remarketing Drawing shall automatically be reinstated in an amount equal to the principal portion plus the interest portion of such Remarketing Drawing, and this automatic reinstatement of your right to make a Remarketing Drawing shall be applicable to successive Remarketing Drawings so long as this Letter of Credit shall have not terminated as set forth below and such reinstatement shall be confirmed by us as provided in Section 4.06 of the Trust Agreement.

                 (b) In connection with any Interest Drawing, if you have not received from us within five (5) calendar days from the date of any other Interest Drawing, a notice from us in the form of the certificate attached hereto as Exhibit E appropriately

Letter of Credit No. S-6122
February 15, 1996
Page 5

                 completed, indicating we have not reinstated the Letter of Credit for all amounts drawn under such Interest Drawing (such amounts shall be limited to up to 45 days' interest accruing on the then outstanding Notes at a maximum interest rate of 15% per annum), your right to draw on us by an Interest Drawing shall be automatically reinstated in such amount and this automatic reinstatement of your right to make an Interest Drawing shall be applicable to successive Interest Drawings so long as this Letter of Credit shall have not terminated as set forth below.

                 8.       If the Borrowers make a Rate Election pursuant to
Section 2.02 of the Trust Agreement providing for any portion of the Notes to bear interest at a rate other than the interest rates listed opposite the Borrowers' names on Schedule I hereto, you shall deliver to us a certificate in the form of Exhibit H hereto.

                 9. Only you as Trustee or as Tender Agent may make a drawing under this Letter of Credit. Upon payment to you, to your designee or to your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such sight draft and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight draft to you or any other person who may have made to you or makes to you a demand for payment of principal of, purchase price of, interest on or premium due on any Note. By paying you an amount demanded in accordance with this Letter of Credit, we make no representations as to the correctness of the amount demanded or your calculations and representations on the certificates required to be delivered by you under this Letter of Credit.

                 10. Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder, (ii) our receipt of a written certificate signed by your officer and an officer of the Corporation in the form of Exhibit F hereto appropriately completed, stating that: (a) no Notes are Outstanding within the meaning of the Trust Agreement; and (b) the officers signing such certificate on your behalf and on behalf of the Corporation have been duly authorized to sign such certificate or (iii) February 15, 2003 (the "Expiration Date"), this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

                 11. This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500 ("Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of the State of Kentucky, including Article S of the Uniform Commercial Code, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of the State of Kentucky.

Letter of Credit No. S-6122
February 15, 1996
Page 6

         12. Anything to the contrary in Article 48 of the Uniform Customs and Practice notwithstanding, this Letter of Credit is transferable any number of times, but only in the amount of the full unutilized balance hereof and not in part. Transfer may be made to any person or entity designated as a successor Trustee or successor Tender Agent under the Trust Agreement. Transfer of this Letter of Credit to such successor Trustee and Tender Agent shall be effected by the presentation to us of this Letter of Credit accompanied by a request identifying your successor Trustee and Tender Agent in the form of Exhibit G attached hereto, with the signature and office of the officer signing on your behalf guaranteed by another one of your officers and the payment of our customary transfer fee. Upon presentation and payment, we shall forthwith effect a transfer of this Letter of Credit to such successor Trustee and Tender Agent.

         13. This Letter of Credit (including Exhibits A through H attached hereto) sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Notes or the Trust Agreement) and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement; provided, however, that all capitalized terms used herein which are not defined herein shall be as defined in the Trust Agreement.

                                               Very truly yours,

                                               BANK ONE, KENTUCKY, NA


                                               _______________________________
                                               Dennis P. Heishman
                                               Senior Vice President

Letter of Credit No. S-6122
February 15, 1996
Page 7

                                   SCHEDULE I

         ====================================================================================================================
                                                                    PRINCIPAL
                                                                    PORTION OF                                 TERM OF
                                                                    NOTES                                      LETTER OF
         NAME OF BORROWERS                                          APPLICABLE       RATE MODE                 CREDIT
         -------------------------------------------------------------------------------------------------------------------
         Arbor Health Care Company, a Delaware                      $13,500,000         Weekly                 7 years
         corporation, and Marshall Properties, Inc.,
         an Ohio corporation
         -------------------------------------------------------------------------------------------------------------------
         Arbor Health Care Company, a Delaware                      $13,500,000       Seven Year               7 years
         corporation, and Marshall Properties, Inc.,
         an Ohio corporation
        ====================================================================================================================

                                   EXHIBIT A
                                   ---------

                      CERTIFICATE FOR "PRINCIPAL DRAWING"
                      -----------------------------------

                (PRINCIPAL UPON MATURITY, MANDATORY REDEMPTION,
                  EXTRAORDINARY MANDATORY REDEMPTION, OPTIONAL
                      REDEMPTION, ACCELERATION OR PURSUANT
                       TO ANY SINKING FUND REQUIREMENTS)



        The undersigned, a duly authorized officer of Bank One Trust Company, NA, as Trustee (the "Trustee"), hereby certifies to Bank One, Kentucky, NA (the "Bank") with reference to Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122 (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

        (1) The Trustee is the Trustee under the Trust Agreement for the Holders of the Notes. The total amount of Notes Outstanding (as defined in the Trust Agreement) is $__________.

        (2) The Trustee is making a drawing under the Letter of Credit with respect to the payment of principal upon the [select one - maturity, mandatory redemption, extraordinary mandatory redemption, optional redemption, acceleration or pursuant to the sinking fund requirements of the Trust Agreement] of the Notes. The amount of such drawing which relates to each Borrower is set forth on Schedule I hereto.

        (3) The amount of principal of the Notes which is due and payable or which will become due and payable on the first Business Day after the date hereof is $____________. The amount of the draft accompanying this Certificate does not exceed such amount.

        (4) The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments made pursuant to drawings under the Letter of Credit for the payment of the principal amount of the Notes, including amounts under Remarketing Drawings which have not been reinstated, does not exceed $___________.

        (5)      This is a [partial] [final] drawing.

                                   EXHIBIT A
                                   ---------

        (6) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Notes and the Trust Agreement.

        (7) Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will apply it directly to the payment when due of the appropriate amount of principal owing on account of the Notes pursuant to the Trust Agreement, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Trust Agreement.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __ day of ________, 199_.

                                  BANK ONE TRUST COMPANY, NA



                                  By:
                                  Title:

                            SCHEDULE I TO EXHIBIT A
                            -----------------------

                                          Amount of Principal Drawing
        Name of Borrower                      Related to Borrower
        ----------------                  ---------------------------
Total Amount of Principal Drawing

                                   EXHIBIT B
                                   ---------

                     CERTIFICATE FOR "REMARKETING DRAWING"
                     -------------------------------------

          (PURCHASE PRICE OF NOTES DELIVERED TO TRUSTEE FOR PURCHASE)



        The undersigned, a duly authorized officer of Bank One Trust Company, NA, as Trustee (the "Trustee") hereby certifies to Bank One, Kentucky, NA (the "Bank") with reference to Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122 (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

        (1) The Trustee is the Trustee under the Trust Agreement for the Holders of the Notes. The total aggregate principal amount of the Notes Outstanding (as defined in the Trust Agreement) is $____________.

        (2) The Trustee is making a drawing under the Letter of Credit to pay, pursuant to Section 7.03 of the Trust Agreement, the purchase price of the Notes which have been duly delivered to the Trustee for purchase or are deemed to have been so delivered pursuant to the terms of the Trust Agreement.

        (3) The Trustee (a) is in possession of the Notes (or will be in possession of Notes on the Tender Date) with an aggregate principal amount outstanding equal to the portion of the amount of the draft accompanying this Certificate representing the principal portion of the purchase price of such Notes or if the Trustee is not in possession of the Notes, it has been notified by the Remarketing Agent that such aggregate principal amount of Notes has been credited to the free account of the Remarketing Agent maintained with The Depository Trust Company and, unless the Bank has notified the Trustee in writing that it has been reimbursed in full for the amount of this Remarketing Drawing, and unless such aggregate principal amount of Notes has been credited to the free account of the Remarketing Agent maintained with The Depository Trust Company, the Trustee will deliver or cause to be delivered to the Bank or an affiliate of the Bank, or to its designated agent within three (3) Business Days after the date of this Certificate, a principal amount of such Notes, registered in the name of the Corporation as pledgor and the Bank or an affiliate of the Bank as pledgee, equal to the amount of the draft accompanying this Certificate representing the principal portion of the purchase price of such Notes for which the Bank has not been reimbursed on the date of such Remarketing Drawing; (b) acknowledges the pledge by the Corporation to the

                                   EXHIBIT B
                                   ---------

Bank or an affiliate of the Bank of the Notes delivered or credited to the free account of the Remarketing Agent pursuant to subparagraph (a); and (c) agrees that all payments of principal and interest made on such Notes shall be made to the Bank or an affiliate of the Bank, so long as such party is the pledgee of such Notes or such Notes have been credited to the free account of the Remarketing Agent.

        (4) The aggregate principal amount of the Notes delivered or deemed delivered to the Trustee for purchase pursuant to Article IV of the Trust Agreement is $_____________. The interest portion of the purchase price for such Notes, if any, is $____________. The amount of the draft accompanying this Certificate does not exceed the sum of such amounts due as the purchase price of such Notes.

        (5) The principal amount of the draft accompanying this Certificate, together with the aggregate of all prior principal payments made pursuant to Remarketing Drawings which have not been reinstated under the Letter of Credit for the payment of the principal portion of the purchase price of the Notes and Principal Drawings, does not exceed $____________. The interest amount of the draft accompanying this Certificate, together with the aggregate of all prior interest payments made pursuant to Remarketing Drawings which have not been reinstated under the Letter of Credit for the interest portion of the purchase price of the Notes and Interest Drawings does not exceed $___________.

        (6) Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will apply it directly for the purpose of payment of the purchase price of the Notes referenced in Paragraph 2 hereof, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee. This drawing is made in accordance with the provisions of the Trust Agreement.

        (7) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Notes and the Trust Agreement.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __ day of _________, 199_.


                              BANK ONE TRUST COMPANY, NA
                              as Trustee



                              By:
                              Title:

                                   EXHIBIT C
                                   ---------

                       CERTIFICATE FOR "INTEREST DRAWING"
                       ----------------------------------

                               (ACCRUED INTEREST)



        The undersigned, a duly authorized officer of Bank One Trust Company, NA, as Trustee (the "Trustee") hereby certifies to Bank One, Kentucky, NA (the "Bank") with reference to Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122 (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

        (1) The Trustee is the Trustee under the Trust Agreement for the Holders of the Notes. The total amount of Notes Outstanding (as defined in the Trust Agreement) is $____________.

        (2) The Trustee is making a drawing under the Letter of Credit in respect of payment of accrued and unpaid interest on the Notes. The amount of such drawing which relates to each Borrower is set forth on Schedule I hereto.

        (3) Interest on the Notes which is due and payable, or which will become due and payable on the first Business Day after the date hereof and the amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of payment of interest accrued on the Notes.

        (4) The amount of the interest accrued on the Notes which is due and payable, or which will become due and payable on the first Business Day after the date hereof, is $___________. The amount of the draft accompanying this Certificate does not exceed such amount due as interest or in respect of interest.

        (5) The amount of the draft accompanying this Certificate, together with the aggregate of all prior payments made pursuant to drawings under the Letter of Credit in respect of the payment of interest accrued on the Notes which, as certified to us by the Bank, the Bank has not reinstated, does not exceed $____________.

        (6) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Notes and the Trust Agreement.

                                   EXHIBIT C
                                   ---------


        (7) Upon receipt by the Trustee of the amount demanded hereby, (a) the Trustee will apply it directly to the payment when due of the appropriate interest owing on account of the Notes pursuant to the Trust Agreement, (b) no portion of it shall be applied by the Trustee for any other purpose, and (c) no portion of it shall be commingled with other funds held by the Trustee.
This drawing is made in accordance with the provisions of the Trust Agreement.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __ day of _________, 199_.


                                 BANK ONE TRUST COMPANY, NA
                                 as Trustee



                                 By:
                                 Title:

                            SCHEDULE I TO EXHIBIT C
                            -----------------------

                                          Amount of Interest Drawing
        Name of Borrower                      Related to Borrower
        ----------------                  --------------------------
Total Amount of Interest Drawing

                                   EXHIBIT D
                                   ---------

                        CERTIFICATE OF NONREINSTATEMENT
                   OF AMOUNTS AVAILABLE FOR INTEREST DRAWING
                   -----------------------------------------


        The undersigned, a duly authorized officer of Bank One, Kentucky, NA (the "Bank"), hereby certifies to the Trustee under the Trust Agreement (as defined in the Letter of Credit) between Capital One Funding Corporation (the "Corporation") and Bank One Trust Company, NA (the "Trustee") (the "Trust Agreement") with reference to Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122 (the "Letter of Credit") issued by the Bank in favor of the Trustee that the amount drawn by the Trustee pursuant to its Interest Drawing dated ________________ has not been reinstated either (a) because the Bank has not been reimbursed for such Drawing or (b) because an Event of Default has occurred under the [Reimbursement Agreement/Credit Agreement] dated as of ____________________ between the Bank or an affiliate of the Bank and
____________ ____________________________________, as Borrower, and is
continuing.

        The Trustee is hereby directed to cause $_______________ principal amount of the Notes to be mandatorily redeemed pursuant to the provisions of
Section 3.02(b) of the Trust Agreement.

        Except as herein expressly set forth, all other terms and conditions of the Letter of Credit remain unchanged.

        IN WITNESS WHEREOF, the Bank has executed and delivered this Certificate this _____ day of _________, 199_.


                           BANK ONE, KENTUCKY, NA

                           By:
                           Name:
                           Title:

                                   EXHIBIT E
                                   ---------

                   CERTIFICATE THAT NO NOTES ARE OUTSTANDING
                   -----------------------------------------


        The undersigned duly authorized officers of Bank One Trust Company, NA, as Trustee (the "Trustee"), and Capital One Funding Corporation (the "Corporation"), hereby certify to Bank One, Kentucky, NA (the "Bank") with reference to Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122 (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

        (1) The Trustee is the Trustee under the Trust Agreement for the Holders of the Notes.

        (2)      No Notes are outstanding within the meaning of the Trust
Agreement.

        (3) The undersigned officer signing on behalf of the Trustee is duly authorized to sign this Certificate on behalf of the Trustee.

        (4) The undersigned officer signing on behalf of the Corporation is duly authorized to sign this Certificate on behalf of the Corporation.

        IN WITNESS WHEREOF, the Trustee and the Corporation have executed and delivered this Certificate this ___ day of _________, 199_.

                            TRUSTEE:

                            BANK ONE TRUST COMPANY, NA
                            as Trustee


                            By:
                            Title:

                            CORPORATION:

                            CAPITAL ONE FUNDING CORPORATION

                                   EXHIBIT E
                                   ---------


                            By:
                            Title:

                                   EXHIBIT F
                                   ---------

                           CERTIFICATE TO BE USED TO
                            NAME SUBSTITUTE TRUSTEE
                            -----------------------


Bank One, Kentucky, NA
416 West Jefferson Street
Louisville, Kentucky  40202
Attention:  International Department

Re:     Bank One, Kentucky, NA
        Letter of Credit No. S-6122

Ladies and Gentlemen:

        For Value Received, the undersigned beneficiary hereby irrevocably transfers all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in the amount of the full unutilized balance thereof to the following transferee (the "Transferee"):

                    [Insert name of Transferee and Address]


The Transferee has succeeded the undersigned as the Trustee and Tender Agent under the Trust Agreement (as defined in the Letter of Credit).

        By this transfer, all rights of the undersigned beneficiary in the above-referenced Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or decreases in the amounts to be drawn thereunder, extensions of the Expiration Date or other amendments, and whether now existing or hereafter made. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

        By its signature below, the Transferee acknowledges that it has duly succeeded to the undersigned beneficiary as Trustee and Tender Agent under the Trust Agreement, that it has accepted such appointments, and that it agrees to be bound by the terms of the Trust Agreement as if it were the Trustee originally a party thereto.

                                   EXHIBIT F
                                   ---------

                                   EXHIBIT F
                                   ---------

        The above-referenced Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof and forward it directly to the Transferee with your customary notice of transfer.

                                   Very truly yours,




                                   [Insert name of Trustee and Tender Agent]



                                   By
                                   [Insert name and title of authorized officer]


SIGNATURE OF THE ABOVE PARTY,
DULY AUTHORIZED TO ACT ON BEHALF OF
[Insert name of Trustee and Tender Agent],
AUTHENTICATED BY:




[Insert Name and Title]


ACKNOWLEDGED:

[Insert name of Transferee]



By
   [Insert name and title of
    authorized officer]

                                   EXHIBIT G
                                   ---------

                     CERTIFICATE TO BE USED TO NOTIFY BANK
                          OF CHANGES IN INTEREST MODE
                     --------------------------------------


        The undersigned, a duly authorized officer of Bank One Trust Company, NA, as Trustee (the "Trustee") hereby certifies to Bank One, Kentucky, NA (the "Bank") with reference to Bank One, Kentucky, NA Irrevocable Letter of Credit No. S-6122 (the "Letter of Credit," the capitalized terms defined therein and not defined herein being used as therein defined) issued by the Bank in favor of the Trustee that:

        (1) The Trustee is the Trustee under the Trust Agreement for the Holders of the Capital One Funding Corporation Floating Rate Option Notes, Series 1996A (the "Notes"). ______________ ________ (the "Borrower") has made a Rate Election pursuant to Section 2.02 of the Trust Agreement to have $____________ principal amount of Notes bear interest at the [insert Weekly Rate, One Year Rate, Three Year Rate, Five Year Rate or Seven Year Rate]. Such Rate Election shall be effective _________ __, 199_.

        (2) Upon the effective date of such Rate Election, the term of the Letter of Credit which relates to the Notes referred to in paragraph (1) is _____ years and ___ days.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________, 199_.

                                 BANK ONE TRUST COMPANY, NA
                                 as Trustee



                                 By:
                                 Title:

                                SCHEDULE 4.01(F)

=============================================================================================================================
                                                   Number of Beds                           Number of           Number of
                                                    Licensed by           Type of           Certified           Certified
                                                     the State           Licensure        Medicare Beds       Medicaid Beds
=============================================================================================================================
  Arbors at Brandon                                              88         All                 28                 120
                                                                          Nursing
                                                 ------------------
                                 Total           32
                                                 --
                                                                120
- - - -----------------------------------------------------------------------------------------------------------------------------
  Arbors at Melbourne                                            60         All                 60                 120
                                                                          Nursing
                                                 ------------------
                                 Total           60
                                                 --
                                                                120
- - - -----------------------------------------------------------------------------------------------------------------------------
  Arbors at Milford                                              76     100 Nursing             24                 100
                                                                 24     50 Rest Home

                                                 ------------------
                                 Total           50
                                                 --
                                                                150
- - - -----------------------------------------------------------------------------------------------------------------------------
  Arbors at Orlando                                              43         All                 43                 113
                                                                          Nursing
                                                 ------------------
                                 Total           70
                                                 --
                                                                113
- - - -----------------------------------------------------------------------------------------------------------------------------
  Arbors at St. Petersburg                                       48         All                 72                 120
                                                                          Nursing
                                                 ------------------
                                 Total           72
                                                 --
                                                                120
- - - -----------------------------------------------------------------------------------------------------------------------------
  Arbors at Tampa                                                60         All                 60*                120*
                                                                          Nursing
                                                 ------------------
                                 Total           60
                                                 --
                                                                120
=============================================================================================================================

*Certification is in the process but has not yet been received.

As of 1/1/96